Filed pursuant to Rule 424(b)(3)
Registration No. 333-184677

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
SUPPLEMENT NO. 9, DATED JANUARY 6, 2014,
TO THE PROSPECTUS, DATED FEBRUARY 14, 2013

This prospectus supplement, or this Supplement No. 9, is part of the prospectus of American Realty Capital Healthcare Trust II, Inc., or the Company, dated February 14, 2013, or the Prospectus, as supplemented by Supplement No. 7, dated December 2, 2013, or Supplement No. 7, and Supplement No. 8, dated December 12, 2013, or Supplement No. 8. This Supplement No. 9 supplements, modifies, supersedes and replaces certain information contained in the Prospectus, Supplement No. 7 and Supplement No. 8 and should be read in conjunction with the Prospectus. This Supplement No. 9 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 9 is to, among other things:

•	update the status of our offering, shares currently available for sale, our declaration of distributions, our real estate investment summary and selected financial data;
•	disclose changes to investor suitability standards for Alabama, Massachusetts, Pennsylvania, Tennessee and Texas investors;
•	update disclosure relating to our minimum offering amount;
•	update disclosure relating to our organization and offering expenses;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to our transfer agent;
•	update our risk factors;
•	update disclosure relating to our NAV pricing date and NAV calculation methodology;
•	update disclosure relating to our estimated use of proceeds;
•	update disclosure relating to management in light of recent changes;
•	update disclosure relating to management compensation;
•	update disclosure relating to our directors;
•	update disclosure relating to our advisor;
•	update disclosure relating to the reorganization of the parent of our sponsor;
•	update disclosure relating to our conflicts of interest;
•	update disclosure relating to our affiliates;
•	update disclosure relating to our targeted investments;
•	update disclosure related to our advisor's allocation policy;
•	update disclosure related to our exit strategy;
•	update disclosure relating to our real estate investments;
•	modify disclosure relating to the commencement of NAV calculations;
•	update disclosure relating to our prior performance;
•	update disclosure relating to access to our records;
•	update disclosure on how to subscribe;
•	update Appendix A — Prior Performance Tables;
•	update Appendix B — Distribution Reinvestment Plan;

•	replace Appendix C — American Realty Capital Healthcare Trust II, Inc. Subscription Agreement with Appendix C-1 — Subscription Agreement;
•	add Appendix C-2 — Multi-Offering Subscription Agreement;
•	update Appendix D — Transfer on Death Designation; and
•	attach our Quarterly Report on Form 10-Q for the period ended September 30, 2013 as Annex A.

	Supplement No. 9 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Management Updates	S-1	N/A
Declaration of Distributions	S-2	N/A
Status of Our Share Repurchase Program	S-3	N/A
Status of Fees Paid and Deferred	S-3	N/A
Real Estate Investment Summary	S-4	N/A
Selected Financial Data	S-5	N/A
Prospectus Updates
Cover Page	S-6	Cover Page
Investor Suitability Standards	S-6	i, ii, iii
Prospectus Summary	S-7	2, 3, 4, 5, 7, 8, 13, 14, 15, 19, 21 – 22, 25 – 26, 30
Risk Factors	S-18	39, 40, 45
Estimated Use of Proceeds	S-20	75, 76
Management	S-21	82 – 83, 85, 86 – 87, 89, 93, 94, 95, 96, 97, 98
Management Compensation	S-27	100, 101, 102, 107, 109 – 110, 113, 114 – 116
Conflicts of Interest	S-35	119, 120, 121, 123, 124, 125
Investment Strategy, Objectives and Policies	S-38	129, 134
Description of Real Estate Investments	S-39	137
Valuation Policies	S-46	144 – 145
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-48	148, 149
Prior Performance Summary	S-48	155 – 165
Investment by Tax-Exempt Entities and ERISA Considerations	S-59	187
Share Repurchase Program	S-59	203 – 206
Summary of our Organizational Documents	S-63	208
Plan of Distribution	S-63	223 – 224, 230
How to Subscribe	S-64	231
Prior Performance Tables	S-64	A-1
Distribution Reinvestment Plan	S-65	B-1
Subscription Agreements	S-65	C-1-1, C-2-1
Transfer on Death Designation	S-65	D-1
Privacy Policy Notice	S-65	G-1

S-i

S-ii

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 68.0 million shares of common stock on February 14, 2013 (excluding shares to be issued under our distribution reinvestment plan, or DRIP). On April 12, 2013, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke general escrow and issued shares to our initial investors. Additionally, on May 30, 2013, we received and accepted aggregate subscriptions in excess of $10.0 million in shares of common stock and broke escrow in Washington. Additionally, on September 18, 2013 we received and accepted aggregate subscriptions in excess of $85.0 million in shares of common stock and broke escrow in Pennsylvania. Accordingly, we began accepting subscriptions from all states, including Washington and Pennsylvania.

We will offer shares of our common stock until February 14, 2015, unless the offering is extended in accordance with the Prospectus, as supplemented from time to time, provided that the offering will be terminated if all 68.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

As of December 15, 2013, we had acquired seven healthcare-related properties which were 100% leased as of such date. As of December 15, 2013, we had total real estate investments, at cost, of $46.2 million. As of September 30, 2013, we had incurred cumulatively to that date, $11.8 million in selling commissions, dealer manager fees and offering costs in connection with the issuance and distribution of our registered securities.

Shares Currently Available for Sale

As of November 30, 2013, we had received aggregate gross proceeds of $151.3 million, consisting of the sale of 6.1 million shares of common stock in our public offering and the receipt of $0.9 million from the DRIP. As of November 30, 2013, there were 6.1 million shares of our common stock outstanding, including shares issued under the DRIP and unvested restricted stock. As of November 30, 2013, there were 61.9 million shares of our common stock available for sale, excluding shares issued under the DRIP.

Management Updates

On December 12, 2013, in light of the previously announced plans by American Realty Capital Properties, Inc., or ARCP, to become self-managed, in connection with which Brian S. Block will serve as chief financial officer for ARCP on a full-time basis, Mr. Block resigned from his roles as our chief financial officer and executive vice president, effective as of that same date. Mr. Block did not resign pursuant to any disagreement with us. Simultaneously with Mr. Block’s resignation, our board of directors appointed Shawn P. Seale to serve as our chief financial officer. Similarly, Mr. Seale will also replace Mr. Block as chief financial officer of the Company’s advisor and property manager. There are no related party transactions involving Mr. Seale that are reportable under Item 404(a) of Regulation S-K.

Shawn P. Seale, 50, has served as chief financial officer of American Realty Capital New York Recovery REIT, Inc. since December 2013. Mr. Seale has been senior vice president of AR Capital, LLC since the closing of ARCP’s acquisition of CapLease, Inc. (NYSE: LSE), or, together with its predecessor companies, “CapLease,” on November 5, 2013. Mr. Seale co-founded CapLease in 1994 and served as senior vice president, chief financial officer and treasurer of CapLease from its founding until November 2013. Mr. Seale also served on CapLease’s board of directors from November 2001 until March 2004. Prior to CapLease, Mr. Seale was also a founder of Taylor Consulting Group, Inc., a corporate consulting firm in Atlanta, and served as its vice president and treasurer from October 1988 until December 1995. From June 1985 to October 1988, Mr. Seale was a management and finance consultant at Ernst & Whinney (a predecessor to Ernst & Young). Mr. Seale received a B.S. from the Massachusetts Institute of Technology in 1985 and is a certified public accountant.

Declaration of Distributions

On April 9, 2013, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.0046575343 per day, based on a per share price of $25.00. The distributions began accruing on May 24, 2013, 15 days following our initial property acquisition. The distributions are payable by the 5th day following each month’s end to investors that were stockholders of record at the close of business each day during the prior month.

There can be no assurance that any such distribution will continue to be paid to stockholders. The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time.

During the six months ended September 30, 2013, distributions paid to common stockholders totaled $0.8 million, inclusive of $0.4 million of distributions issued under the DRIP. During the six months ended September 30, 2013, cash used to pay distributions was generated from proceeds from the issuance of common stock and common stock issued under the DRIP.

The following table shows the sources for the payment of distributions to common stockholders for the period indicated:

	Six Months Ended September 30, 2013
(In thousands)		Percentage of Distributions
Distributions:
Distributions paid in cash	$377
Distributions reinvested	385
Total distributions	$762
Source of distribution coverage:
Cash flows provided by operations(1)	$—	— %
Proceeds from issuance of common stock	377	49.5%
Common stock issued under the DRIP/offering proceeds	385	50.5%
Proceeds from financings	—	— %
Total source of distribution coverage	$762	100.0%
Cash flows used in operations (GAAP(2) basis)(1)	$(176)
Net loss (in accordance with GAAP)	$(515)

(1)	Cash flows used in operations for the six months ended September 30, 2013 reflect acquisition and transaction related expenses of $0.7 million.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 15, 2012 (date of inception) through September 30, 2013:

(In thousands)	For the Period from October 15, 2012 (date of inception) to September 30, 2013
Distributions paid:
Common stockholders in cash	$377
Common stockholders pursuant to DRIP/offering proceeds	385
Total distributions paid	$762
Reconciliation of net loss:
Revenues	$679
Acquisition and transaction related	(651)
Depreciation and amortization	(397)
Other operating expenses	(208)
Net loss (in accordance with GAAP)(1)	$(577)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Status of Our Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the DRIP and we generally will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

As of September 30, 2013, no shares of common stock have been repurchased or requested to be repurchased.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented:

(In thousands)	Incurred Nine Months Ended September 30, 2013	Forgiven Nine Months Ended September 30, 2013	Unpaid As of September 30, 2013
Selling commissions and dealer manager fees	$8,692	$—	$71
Offering costs	1,253	—	74
Acquisition fees	541	—	—
Financing coordination fees	—	—	—
Other expense reimbursements	—	—	—
Property management and leasing fees	—	9	—
Strategic advisory fees	180	—	180
Distributions on Class B Units	—	—	—

Real Estate Investment Summary

Real Estate Portfolio

We acquire and operate healthcare-related properties. As of December 15, 2013, the properties we owned were 100.0% leased. Our portfolio of real estate properties was comprised of the following properties as of December 15, 2013:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Base Purchase Price(2)
						(In thousands)
Fresenius Dialysis Center	May 2013	1	5,564	100.0%	9.2	$1,920
Adena Health Center	Jun. 2013	1	24,924	100.0%	10.2	5,446
Ouachita Community Hospital	Jul. 2013	1	17,830	100.0%	10.2	6,834
CareMeridian	Aug. 2013	1	27,630	100.0%	13.6	11,275
Oak Lawn Medical Center	Aug. 2013	1	26,324	100.0%	4.2	10,300
Surgery Center of Temple	Aug. 2013	1	10,400	100.0%	13.2	6,150
Greenville Health Medical Office Building	Oct. 2013	1	21,603	100.0%	6.3	4,300
		7	134,275	100.0%	9.7	$46,225

(1)	Remaining lease term in years as of December 15, 2013, calculated on a weighted-average basis.
(2)	Contract purchase price, excluding acquisition related costs.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of December 15, 2013:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
		(in thousands)
December 16, 2013 – December 31, 2013	—	$—	—%	—	—%
2014	—	—	—%	—	—%
2015	—	—	—%	—	—%
2016	—	—	—%	—	—%
2017	2	201	5.1%	5,713	4.3%
2018	3	702	17.9%	20,611	15.3%
2019	—	—	—%	—	—%
2020	1	364	9.3%	21,603	16.1%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	1	159	4.1%	5,564	4.1%
Total	7	$1,426	36.4%	53,491	39.8%

(1)	Annualized rental income as of December 15, 2013 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists tenants (including for this purpose, all affiliates of such tenants) whose square footage is greater than 10% of the total portfolio square footage as of December 15, 2013:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Remaining Lease Term(1)	Annualized Rental Income(2)	Renewal Options
National Mentor Holdings, Inc.	1	27,630	20.6%	Jul. 2027	13.6	$1.0 million	Two, ten-year options
Adena Health System	1	24,924	18.6%	Feb. 2024	10.2	$0.4 million	None
Greenville Health System	1	21,603	16.1%	Mar. 2020	6.3	$0.4 million	Two, three-year options
IASIS Healthcare, LLC	1	17,830	13.3%	Feb. 2024	10.2	$0.6 million	Two, ten-year options

(1)	Remaining lease term in years as of December 15, 2013.
(2)	Annualized rental income as of December 15, 2013 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Selected Financial Data

The following is selected financial data as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013:

(in thousands)	September 30, 2013	December 31, 2012
Total real estate investments, at cost	$41,986	$—
Total assets	80,856	810
Total liabilities	1,193	625
Total stockholders’ equity	79,663	185

Operating data (in thousands, except for share and per share data)	Nine Months Ended September 30, 2013
Total revenues	$679
Property operating	89
Acquisition and transaction related	651
General and administrative	104
Depreciation and amortization	397
Total expenses	1,241
Net loss	$(562)
Other data:
Cash flows used in operations	$(176)
Cash flows used in investing activities	$(42,044)
Cash flows provided by financing activities	$80,142
Per share data:
Basic and diluted net loss per share	$(0.57)
Basic and diluted weighted average common shares outstanding	991,948

PROSPECTUS UPDATES

Cover Page

The first paragraph on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“American Realty Capital Healthcare Trust II, Inc. is a Maryland corporation formed on October 15, 2012 to acquire a diversified portfolio of real estate properties, focusing primarily on building a diversified portfolio of healthcare-related assets including medical office buildings, seniors housing and other healthcare-related facilities. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2013. We are offering up to 68,000,000 shares of our common stock on a “reasonable best efforts” basis through Realty Capital Securities, LLC, our dealer manager, in our primary offering at a per share price of up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). “Reasonable best efforts” means that our dealer manager must use its good faith efforts and reasonable diligence to sell shares and is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 14,736,842 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at a price initially equal to $23.75 per share, which is 95% of the primary offering price. Beginning with the filing of our second Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the U.S. Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, following February 14, 2015, which is two years from the effective date of this offering, or the NAV pricing date, (i) the per share price for our shares in our primary offering and our DRIP will vary quarterly and will be equal to the net asset value of our company as determined by our advisor, or NAV, divided by the number of shares of common stock outstanding as of the end of business on the business day immediately preceding the day on which we make our quarterly periodic filing, or per share NAV, and (ii) applicable commissions and fees will be added to the per share price for our shares in our primary offering, but not in our DRIP. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.”

The second to last bullet point on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	Commencing on the NAV pricing date, the offering price and repurchase price for our shares, including shares sold pursuant to our DRIP, will be based on NAV, which may not accurately reflect the value of our assets.”

The paragraph “Pennsylvania Investors” is hereby deleted from the cover page of the Prospectus.

Investor Suitability Standards

The fourth paragraph on page i of the Prospectus is hereby replaced with the following disclosure.

“Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares in this offering will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.”

The paragraph “Massachusetts, Ohio, Oregon, Pennsylvania and New Mexico” on pages i – ii of the Prospectus is hereby replaced with the following disclosure.

“Massachusetts, Ohio, Oregon and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the Oregon or New Mexico resident’s net worth. A Massachusetts or Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

Pennsylvania

•	A Pennsylvania investor’s investment in us cannot exceed 10% of his or her net worth.”

The last sentence of the paragraph “Alabama” on page iii of the Prospectus is hereby replaced with the following disclosure.

“Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.”

The following disclosure is added immediately following the paragraph “Alabama” on page iii of the Prospectus.

“Tennessee

•	A Tennessee resident’s investment must not exceed ten percent (10%) of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

Texas

•	An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in this offering shall not exceed 10% of the investor’s liquid net worth.”

The paragraph following the paragraph “Alabama” on page iii of the Prospectus is hereby deleted in its entirety.

Prospectus Summary

The third to last sentence under the question “What is the experience of your investment team?” on page 2 of the Prospectus is hereby replaced with the following disclosure.

In addition, our chief investment officer, W. Todd Jensen, has more than 26 years of real estate experience and our chief financial officer, Shawn P. Seale, has over 19 years of real estate experience.

The question “What is the experience of your principal executive officers?” on page 3 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“What is the experience of your principal executive officers?

Our investments will be identified, evaluated, negotiated, consummated and managed by our investment team employed by our advisor, including the five principal officers of our advisor, including Thomas P. D’Arcy, Edward M. Weil, Jr., W. Todd Jensen, Peter M. Budko and Shawn P. Seale. Thomas P. D’Arcy has been the chief executive officer of our company and Edward M. Weil, Jr. has served as the president, chief operating officer, treasurer and secretary of our company since our formation in October 2012. Mr. D’Arcy also has been the chief executive officer of our advisor since its formation in October 2012. Messrs. D’Arcy and Weil have been active in the structuring and financial management of commercial real estate investments for over 28 years and nine years, respectively. Messrs. Jensen, Budko and Seale have 20, 26 and 19 years, respectively, of institutional real estate experience. Please also see the section entitled “Management” in this prospectus.”

The question “What kind of offering is this?” on pages 3 – 4 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“What kind of offering is this?

We are offering an aggregate of up to 68,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at a per share purchase price of up to $25.00 (which includes the maximum allowed to be charged for commission and fees), provided, that, following the NAV pricing date, if such date occurs prior to the close of the primary offering, such per share price will be equal to per share NAV plus applicable commissions and fees. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 14,736,842 shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price, and, following the NAV pricing date, at per share NAV.

We will offer shares of common stock in our primary offering until the earlier of February 14, 2015, which is two years from the effective date of this offering, and the date we sell 68,000,000 shares. If we have not sold all of the shares within two years, we may continue our primary offering for an additional year until February 14, 2016. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

On April 9, 2013, we raised total gross proceeds in the amount of approximately $2.0 million, sufficient to break general escrow, broke general escrow and issued approximately 88,888 shares of common stock to our initial investors who were admitted as stockholders. Additionally, on May 30, 2013, we received and accepted aggregate subscriptions in excess of $10.0 million in shares of common stock and broke escrow in Washington. Additionally, on September 18, 2013 we received and accepted aggregate subscriptions in excess of $85.0 million in shares of common stock and broke escrow in Pennsylvania. Accordingly, we began accepting subscriptions from all states, including Washington and Pennsylvania.”

The question “What is the purchase price for shares of our common stock?” on pages 4 – 5 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“What is the purchase price for shares of our common stock?

Until the NAV pricing date, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business immediately preceding the day on which we file each Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, plus applicable commissions and fees. After the close of business on the day of each such quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.thehealthcarereit2.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.thehealthcarereit2.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743.

In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription, which will be executed at a price equal to our per share NAV, as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter in which we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above.”

The first paragraph under the question “How will your advisor calculate per share NAV?” on page 5 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing. Our board of directors will review the NAV calculation quarterly. In connection with our NAV calculation, an independent valuer will appraise our portfolio regularly, and our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly per share NAV, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: We will establish the fair value of wholly owned commercial real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. We will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: We will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or mark to market. The value of minority interests will be based on allocation of fair value of assets less liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount: We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).”

The second to last bullet point on page 7 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	Commencing on the NAV pricing date, the offering price and repurchase price for our shares, including shares sold pursuant to our DRIP, will be based on NAV, which may not accurately reflect the value of our assets.”

The table and its footnotes on page 8 of the Prospectus regarding the use of proceeds are replaced in their entirety by the following disclosure.

“The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
“Gross offering proceeds	$2,000,000	100.0%	$1,700,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$170,000,000	10.0 (1)
Organization and offering expenses(2)	$30,000	1.5	$25,500,000	1.5
Amount available for investment	$1,770,000	88.5%	$1,504,500,000	88.5%
Acquisition:
Acquisition fees	$18,000	0.9	$15,300,000	0.9
Acquisition expenses	$18,000	0.9	$15,300,000	0.9
Amount invested in properties(3)	$1,734,000	86.7%	$1,473,900,000	86.7%

(1)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 36,000,000 shares at a purchase price of $25.00 per share, and 32,000,000 shares at a NAV price per share of $22.73 (plus applicable commissions and fees).
(2)	Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering.
(3)	This table does not give effect to any leverage, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties.”

The section “Organization and Offering Expenses” on page 13 of the Prospectus is hereby replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Organization and Offering Expenses	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.	Our advisor.	$30,000/$25,500,000.”

The disclosure under the section “Acquisition Fees” on page 14 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.	Our advisor or its assignees.	$18,000/$15,300,000 (or $32,727/ $27,818,182 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$61,200,000 assuming the maximum leverage of approximately 75% permitted by our charter).”
Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

The disclosure under the section “Acquisition Expenses” on page 15 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Expenses	We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially, and may not exceed, at 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates for the preceding year, and assuming we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check.	Our advisor, its affiliates or third parties.	$9,000/$7,650,000 (or $16,364/ $13,909,091 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$30,600,000 assuming the maximum leverage of 75% permitted by our charter). Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.”

Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Expenses (continued)	In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed. Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any.

The disclosure under the section “Operating Expenses” on page 19 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Operating Expenses	We will pay our advisor’s costs of providing administrative services, subject to the limitation that we will not pay our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense payments for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not pay the advisor for salaries and benefits paid to our executive officers.	Our advisor.	Not determinable at this time.”

The section “Compensation and Restricted Stock Awards to Independent Directors” on pages 21 – 22 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $1,500 for each meeting attended via telephone, and $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a meeting of the board of directors and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	Our independent directors.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $175,000; and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).”
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

The question “If I buy shares in this offering, how may I sell them later?” on pages 25 – 26 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us, subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the NAV pricing date, and unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, as described below, the price per share that we will pay to repurchase shares of our common stock will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount paid for each share.

The purchase price for shares repurchased under our share repurchase program prior to the NAV pricing date described above are not based on appraisals for our investments and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the NAV pricing date. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering at such time, the per share purchase price will be based on the greater of $25.00 or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, each of our properties will be appraised annually and our advisor will be responsible for calculating our quarterly NAV at the end of the day on which we file our quarterly financial report. The board of directors will review the NAV calculation quarterly. After the NAV pricing date, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following the end of the quarter. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Commencing on the NAV pricing date, there will not be a holding period requirement to participate in the share repurchase program.

Whether the advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares of common stock are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.”

The question “Who is the transfer agent?” on page 30 of the Prospectus is hereby replaced with the following disclosure.

“Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common control with our sponsor. For more detail about our transfer agent, see “Management — Affiliated Companies — Transfer Agent.””

Risk Factors

The following risk factor is hereby inserted immediately following the risk factor “We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest” on page 39 of the Prospectus.

“American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. The business was formed on November 2, 2012 and has not had a significant operating history to date. As of March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.”

The following risk factor is hereby inserted as the last risk factor under the heading “Risks Related to Conflicts of Interest” on page 40 of the Prospectus.

“Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000.

To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected.”

The risk factor “We will not calculate the per share NAV for our shares until a date within six months following our acquisition of at least $2.0 billion in total portfolio assets; therefore, you will not be able to determine the per share NAV of your shares on an on-going basis during this offering and likely for a substantial period of time thereafter.” on page 45 of the Prospectus is hereby replaced with the following disclosure.

“You will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

Prior to the NAV pricing date we will not calculate the NAV of our shares. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make our quarterly financial filings. Our board of directors will review the NAV calculation quarterly. To calculate our per share NAV, our advisor will determine the fair value of our real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in quarterly filings with the SEC. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements only if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter. Furthermore, such per share NAV calculations will be only an estimate and may not represent the actual value of your shares or the price at which a third party would be willing to purchase your shares. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirement” in this prospectus.”

Estimated Use of Proceeds

The table under the section “Estimated Use of Proceeds” on page 75 of the Prospectus is hereby replaced in its entirety with the following disclosure.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
“Gross offering proceeds	$2,000,000	100.0%	$1,700,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$170,000,000	10.0 (9)
Organization and offering expenses(2)	$30,000	1.5	$25,500,000	1.5
Amount available for investment(3)	$1,770,000	88.5%	$1,504,500,000	88.5%
Acquisition:(4)
Acquisition fees(5)	$18,000	0.9	$15,300,000	0.9
Acquisition expenses(6)	$18,000	0.9	$15,300,000	0.9
Amount invested in properties(7)(8)*	$1,734,000	86.7%	$1,473,900,000	86.7%”

The last sentence of footnote (2) to the “Estimated Use of Proceeds” table on page 76 of the Prospectus is hereby replaced with the following disclosure.

“Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of this offering over the life of the offering, which may include reimbursements to be paid to the dealer manager and soliciting dealers for due diligence fees included in a detailed and itemized invoice.”

Footnotes 5 and 6 to the table in the section “Estimated Use of Proceeds” on page 76 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor or its assignees acquisition fees up to a maximum amount of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). These acquisition fees are reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all of the assets acquired. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $32,182 and $27,354,545, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $70,800 and $60,180,000, respectively.
(6)	Acquisition expenses include both third party acquisition expenses and insourced acquisition expenses. Aggregate acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. We may directly pay third parties for third party acquisition expenses, and our advisor or its affiliates may incur expenses for third party services, in each case from time to time. We will reimburse our advisor for any such third party acquisition expenses that it incurs. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We will fix our insourced acquisition expenses on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for loans or other investments (including our pro rata share of debt attributable to such investments), subject to a reduction in such expenses for the following year in light of our annual market check. Furthermore, we will limit our third party acquisition expenses (including both those third party acquisition expenses that we pay directly and those third party acquisition expenses for which we reimburse our advisor) on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for loans or other investments (including our pro rata share of debt attributable to such investments). Total acquisition fees and expenses (including any financing coordination fee) for our portfolio will not exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum aggregate acquisition expenses would be $32,727 and $27,818,182, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum aggregate acquisition expenses would be $72,000 and $61,200,000, respectively.”

Management

The sections “Committees of the Board of Directors” and “Audit Committee” on pages 82 – 83 of the Prospectus are hereby replaced with the following disclosure.

“Lead Independent Director

Our board of directors has appointed a lead independent director to provide an additional measure of balance, ensure the board’s independence, and enhance the board’s ability to fulfill its management oversight responsibilities. David Gong, the chairman of the audit committee, currently serves as our lead independent director. Our lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on board of directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys, and other directors generally between meetings, serves as a representative and speaks on behalf of the company at external seminars, conferences, in the media and otherwise and otherwise assumes such responsibilities as may be assigned to him by the board.

Our management believes that having a combined chairman and chief executive officer, coupled with a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the board, provides the right leadership structure for the company and is best for the company and its stockholders at this time.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and bylaws provide that our board may establish such committees as the board of directors believes appropriate. The board of directors will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board be independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our lead independent director, David Gong, is our audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.”

The table under the section “Executive Officers and Directors” on page 83 of the Prospectus is hereby replaced with the following disclosure.

“We have provided below certain information about our executive officers and directors. The primary function of our executive officers is to oversee the advisor, who will provide the day-to-day services for, and operations of, the company.

Name	Age	Position(s)
Thomas P. D’Arcy	54	Chief Executive Officer
Edward M. Weil, Jr.	46	President, Chief Operating Officer, Treasurer and Secretary
W. Todd Jensen	48	Executive Vice President and Chief Investment Officer
Peter M. Budko	53	Executive Vice President
Shawn P. Seale	50	Chief Financial Officer
Nicholas S. Schorsch	52	Chairman of the Board of Directors
William M. Kahane	65	Director
David Gong	64	Lead Independent Director
Elizabeth K. Tuppeny	53	Independent Director
Dr. Robert J. Froehlich	60	Independent Director”

The following disclosure replaces in its entirety the biography for Brian S. Block found on page 85 of the Prospectus under the heading “Management — Executive Officers and Directors.”

“Shawn P. Seale has served as chief financial officer of our company, our advisor and our property manager since December 2013. Mr. Seale has also served as chief financial officer of ARC HT, the ARC HT advisor, the ARC HT property manager, NYRR, the NYRR advisor and the NYRR property manager since December 2013 and as Senior Vice President of AR Capital, LLC, or ARC, since the closing of ARCP’s acquisition of CapLease, Inc. (NYSE: LSE), or, together with its predecessor companies, “CapLease,” on November 5, 2013. Mr. Seale co-founded CapLease in 1994 and served as Senior Vice President, Chief Financial Officer and Treasurer of CapLease from its founding until November 2013. Mr. Seale also served on CapLease’s board of directors from November 2001 until March 2004. Prior to CapLease, Mr. Seale was also a founder of Taylor Consulting Group, Inc., a corporate consulting firm in Atlanta, and served as its vice president and treasurer from October 1988 until December 1995. From June 1985 to October 1988, Mr. Seale was a management and finance consultant at Ernst & Whinney (a predecessor to Ernst & Young). Mr. Seale received a B.S. from the Massachusetts Institute of Technology in 1985 and is a certified public accountant.”

The following disclosure is added immediately before Elizabeth K. Tuppeny’s biography on page 86 of the Prospectus.

“William M. Kahane was appointed as a director in March 2013. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of NYRR since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of ARC DNAV and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III from October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from August 2010 until March 2012. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a director of PE-ARC II since August 2013. Mr. Kahane has also served as ARC HOST’s chief executive officer and president since August 2013. Mr. Kahane has served as co-chief executive officer of the ARC HOST advisor and chief executive officer of the ARC HOST property manager since August 2013. Mr. Kahane has served as chief executive officer and a director of RCS Capital Corporation since February 2013. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane served as a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as a director of RCS Capital, ARCP, ARC RCA, BDCA, NYRR, ARC HT, PE-ARC and PE-ARC II, his prior experience as an executive officer and director of ARC DNAV, ARCT III, and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.

David Gong was appointed as lead independent director of our company in March 2013. He also has served as an independent director of ARCT III from January 2011 until the close of its merger with ARCP in February 2013 and as an independent director of ARCP from July 2011 until October 2012. Mr. Gong has also served as an independent director of ARC RCA since July 2011 and as an independent director of ARCT V since January 2013. Mr. Gong has over 25 years of experience in global asset management. From August 2004 to February 2005, Mr. Gong served as a consultant to AFRT. During such time, he sourced and structured, from a tax and legal perspective, potential bank branch acquisitions in Asia. From August 2002 to July 2004, Mr. Gong served as the managing director of Ankar Capital Management, a New York based investment advisory firm. While at Ankar, Mr. Gong managed the firm’s private equity group in the Singapore office. From February 1990 to January 2001, Mr. Gong served as a senior partner and international portfolio manager at Ardsley Partners, also New York based investment advisory firm, where he managed several emerging market hedge funds, including the Ardsley Pacific Fund. From September 1981 to January 1990, Mr. Gong served as an equity portfolio manager at T. Rowe Price where he also assisted in the establishment of the firm’s Hong Kong office. Mr. Gong has served as a director of Helios Capital LLC’s Helios Strategic Fund since its inception in January 2005. He previously served as a director of Alliance Capital Management, LLC’s Turkish Growth Fund from October 1993 to December 2000 and India Liberalization Fund from December 1993 to December 2003. Mr. Gong received a B.A. from the University of California, Berkeley, a J.D. from the University of California, Davis where he earned Order of the Coif honors and an M.B.A. from Stanford University’s Graduate School of Business. We believe that Mr. Gong’s current experience as a director of ARC RCA and ARCT V, his prior experience as a director of ARCP and ARCT III, his extensive experience in global asset management, his experience in sourcing and structuring potential bank branch acquisitions in Asia for AFRT, and his educational background, make him well qualified to serve as a member of our Board of Directors.”

Elizabeth K. Tuppeny’s biography on pages 86 – 87 of the Prospectus is hereby replaced with the following disclosure.

“Elizabeth K. Tuppeny was appointed as an independent director of our company in January 2013. Ms. Tuppeny has also served as an independent director of ARCT IV since May 2012 and as an independent director of ARC RFT since January 2013. Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc., a full-service marketing communications agency since 1993. Domus, Inc.’s largest client is Merck & Co. and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 – 1993. From 1984 – 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 – 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, or PIDC, for three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications. We believe that Ms. Tuppeny’s current experience as an independent director of ARCT IV and ARC RFT, as chief executive officer and founder of Domus, Inc. and in evaluating healthcare-related real estate business development applications, makes her well qualified to serve on our board of directors.”

The first paragraph under the column “Fees Earned or Paid in Cash ($)” on page 89 of the Prospectus is hereby replaced with the following disclosure.

“Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director annually; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; an additional $500 for the audit committee chairperson for personal attendance at all audit committee meetings; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)”

The following disclosure replaces in its entirety the table and the paragraph immediately following such table under the section entitled “Management — The Advisor” on page 93 of the Prospectus.

“Name	Age	Position(s)
Thomas P. D’Arcy	54	Chief Executive Officer
Edward M. Weil, Jr.	46	President, Chief Operating Officer, Treasurer and Secretary
W. Todd Jensen	48	Executive Vice President and Chief Investment Officer
Peter M. Budko	53	Executive Vice President
Shawn P. Seale	50	Chief Financial Officer

The backgrounds of Messrs. D’Arcy, Weil, Jensen, Budko and Seale are described in the “Management — Executive Officers and Directors” section of this prospectus.”

The following disclosure hereby replaces in its entirety the last sentence of the second paragraph on page 94 of the Prospectus.

“Our remaining executive officers, Messrs. Weil, Budko and Seale, are estimated to spend approximately 20 hours per week in the aggregate on activities related to us, which time commitment will vary depending on the stage of our company (e.g., development, operational or liquidation) and the time of year (e.g., a greater time commitment of Mr. Seale, our chief financial officer, during filing seasons for our quarterly and annual reports).”

The following disclosure is hereby added as the second sentence of the fourth paragraph on page 94 of the Prospectus.

“Because our advisor owes a fiduciary duty to us and our stockholders, it reasonably believes it can adequately meet its responsibilities to us in accordance with the advisory agreement.”

The fifth full paragraph on page 95 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of January 31, 2013, its affiliates had approximately 108 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. See “Conflicts of Interest” for a description of the entities organized directly under our sponsor and those entities organized directly under RCAP Holdings, LLC. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity with the approval of a majority of our directors (including a majority of our independent directors).”

The first paragraph under the section “Affiliated Companies — Property Manager” on page 95 of the Prospectus is hereby replaced with the following disclosure.

“Our properties will be managed and leased initially by our property manager. Our property manager is indirectly wholly-owned and controlled by Messrs. Schorsch, Kahane, Weil, Budko and Seale. Mr. Weil serves as president, chief operating officer, treasurer and secretary of our property manager. Mr. Budko serves as executive vice president of our property manager. Mr. Seale serves as chief financial officer of our property manager. See the section entitled “Conflicts of Interest” in this prospectus.”

The fourth and fifth paragraphs under the section “Dealer Manager” on page 96 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	46	Chairman
R. Lawrence Roth	56	Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	52	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Roth, Grady, MacGillivray and Rokoszewski are described below:

R. Lawrence Roth was appointed as chief executive officer of our dealer manager in September 2013. Prior to joining our dealer manager, Mr. Roth served as president and chief executive officer of Advisor Group, Inc., or Advisor Group, from January 2006 until September 2013. Advisor Group is one of the largest networks of independent broker-dealers in the U.S. In his position with Advisor Group, Mr. Roth was responsible for the management of more than 700 employees, who served the needs of over 6,000 total licensed advisors affiliated with FSC Securities Corporation, Royal Alliance Associates, SagePoint Financial and Woodbury Financial Services. Prior to joining Advisor Group, Mr. Roth served as managing director for Berkshire Capital Corp., from 2001 until January 2006. Mr. Roth currently serves as chairman of the board of directors of The Insured Retirement Institute and as chairman of the board of directors for the Financial Services Institute. Mr. Roth has over 30 years of experience in the financial services industry with experience in securities, investment banking, brokerage and management. Mr. Roth received his bachelor’s degree from Michigan State University and his juris doctor from the University of Detroit School of Law. Mr. Roth holds FINRA Series 7, 24 and 63 licenses.”

The following disclosure is added immediately prior to the section “Investment Decisions” on page 97 of the Prospectus.

“Transfer Agent

Our transfer agent is owned by an entity which is under common control with the parent of our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those directly and indirectly sponsored by the parent of by our sponsor.”

The reference to “Brian S. Block” in the first paragraph under “Investment Decisions” on page 97 of the Prospectus is hereby replaced with “Shawn P. Seale.”

The following disclosure hereby replaces in its entirety the second to last sentence of the second paragraph under “Certain Relationships and Related Transactions — Advisory Agreement” on page 98 of the Prospectus.

“Shawn P. Seale, our chief financial officer, also is the chief financial officer of our advisor.”

The following disclosure hereby replaces in its entirety the second to last sentence of the second paragraph under “Certain Relationships and Related Transactions — Property Management and Leasing Agreement” on page 98 of the Prospectus.

“Shawn P. Seale, our chief financial officer, also is the chief financial officer of our property manager.”

The fourth sentence of the paragraph “Certain Relationships and Related Transactions — Dealer Manager Agreement” on page 98 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary, serves as chairman of our dealer manager. R. Lawrence Roth serves as chief executive officer of our dealer manager.”

Management Compensation

The section “Organization and Offering Expenses” on page 100 of the Prospectus is hereby replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Organization and Offering Expenses(2)	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.	Our advisor.	$30,000/$25,500,000.”

The disclosure under the section “Acquisition Fees” on page 101 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.(3)(4)(13)	Our advisor or its assignees.	$18,000/$15,300,000 (or $32,727/$27,818,182 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$61,200,000 assuming the maximum leverage of approximately 75% permitted by our charter).”

The disclosure under the section “Acquisition Expenses” on page 102 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Expenses	We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at, and may not exceed, 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates for the preceding year, and assuming we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed.	Our advisor, its affiliates or third parties.	$9,000/$7,650,000 (or $16,364/ $13,909,091 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$30,600,000 assuming the maximum leverage of 75% permitted by our charter). Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.”

Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Acquisition Expenses (continued)	Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any.(13)

The disclosure under the section “Operating Expenses” on page 107 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Operating Expenses(6)	We will pay our advisor’s costs of providing administrative services, subject to the limitation that we will not pay our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense payments for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not pay the advisor for salaries and benefits paid to our executive officers.	Our advisor.	Not determinable at this time.”

The section “Compensation and Restricted Stock Awards to Independent Directors” on pages 109 – 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Recipient(s)	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (68,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $1,500 for each meeting attended via telephone, and $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a meeting of the board of directors and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	Our independent directors.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $175,000; and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).”
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

The last sentence of footnote (2) to the “Management Compensation” table on page 113 of the Prospectus is hereby replaced with the following disclosure.

“Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for due diligence fees included in a detailed and itemized invoice.”

Footnote 4 to the table in the section “Management Compensation” on page 113 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(4)	These acquisition fees will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.0% of the contract purchase price of each property acquired and 1.0% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).”

Footnote 10 to the table in the section “Management Compensation” on page 114 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(10)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets (as defined below), or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner or advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. “Included assets” means the fair market value of the investments owned as of the date of the investment liquidity event or the termination date of the advisory agreement, as applicable, and the investments acquired after such date for which a contract to acquire such investment had been entered into as of such date.”

Footnote 12 to the table in the section “Management Compensation” on pages 114 – 116 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(12)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.”

Conflicts of Interest

The following disclosure hereby replaces in its entirety the last sentence of the last full paragraph on page 119 of the Prospectus.

“Our remaining executive officers, Messrs. Weil, Budko and Seale, are estimated to spend approximately 20 hours per week in the aggregate on activities related to us, which time commitment will vary depending on the stage of our company (e.g., development, operational or liquidation) and the time of year (e.g., a greater time commitment of Mr. Seale, our chief financial officer, during filing seasons for our quarterly and annual reports).”

The reference to “Block” in the first full paragraph on page 120 of the Prospectus is hereby replaced with “Seale.”

The following disclosure is hereby added as the first, second, third and fourth full paragraphs on page 120 of the Prospectus.

“AR Capital, LLC, the parent of our sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC, which was formerly AR Capital, LLC, and a new AR Capital, LLC. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, our transfer agent and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the remaining programs previously sponsored by RCAP Holdings, LLC (formerly, AR Capital, LLC), including us. The new AR Capital, LLC has assumed the role of RCAP Holdings, LLC as the parent of our sponsor and the direct or indirect sponsor of the remaining investment programs previously sponsored by RCAP Holdings, LLC. Our dealer manager and transfer agent are subsidiaries of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane.

Concurrently with the reorganization, each of our dealer manager, our transfer agent and RCS Advisory Services, LLC became a subsidiary of RCS Capital Corporation, a publicly traded holding company listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC maintains a majority economic interest in each of our dealer manager, our transfer agent and RCS Advisory Services, LLC. RCS Capital Corporation maintains voting control of each of these three entities. RCS Capital Corporation is a controlled company because the substantial majority of the voting power is held by RCAP Holdings, LLC. Because it is a controlled company, RCS Capital Corporation is not required to maintain a board with a majority of its board of directors being independent. Thus, the members of RCAP Holdings, LLC maintain control over the management of each of our dealer manager, our transfer agent and RCS Advisory Services, LLC.

Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC on June 10, 2013. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten year term, with automatic renewals for successive five-year periods, in of each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

RCAP Holdings, LLC recently acquired First Allied Holdings Inc., or First Allied, and its retail broker dealer business. First Allied’s broker dealer is a soliciting dealer for this offering and acts as a soliciting dealer for other offerings sponsored directly or indirectly by AR Capital, LLC. First Allied will maintain the management of all of its business and strategic decisions and RCAP Holdings, LLC will not require

First Allied to sell the securities of any offering sponsored by AR Capital, LLC, including this offering. The individual broker dealers and financial advisors employed by First Allied will, consistent with their obligations under FINRA rules and the policies and procedures of First Allied, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.”

The last paragraph on page 120 of the Prospectus which continues onto page 121 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, will be handled principally by our dealer manager, with our executive officers’ participation limited to participation in sales seminars. As described below, our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common ownership with our sponsor, have a team of 198 professionals, including a wholesaling team for each offering dedicated to that offering, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Some of the American Realty Capital-sponsored REITs have sub-advisors or dedicated management teams who have primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest. Five senior members, all of which are our executive officers or directors, collectively indirectly own interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs. Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. This “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities. We will compete for investors with other American Realty Capital-sponsored programs, which offerings will be ongoing during a significant portion of our offering period. The overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.”

The following disclosure hereby replaces in its entirety the disclosure under the section “Affiliated Dealer Manager” on page 123 of the Prospectus.

“Affiliated Dealer Manager

Since our dealer manager is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus. Our dealer manager also is the dealer manager in other offerings, including offerings sponsored by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored by our sponsor and its affiliates and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. Our dealer manager has a sales team that includes 140 professionals, as well as a wholesaling team for each offering dedicated to that offering. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.

Our dealer manager also is the dealer manager in other offerings, including unaffiliated offerings and offerings sponsored by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. Our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common ownership with our sponsor, have a team of 198 professionals, including a wholesaling team for each offering dedicated to that offering. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.”

The following disclosure hereby replaces in its entirety the first sentence under the heading “Valuation Conflicts” on page 123 of the Prospectus.

“Commencing on the NAV pricing date, the asset management subordinated participation issued to our advisor will be based on NAV, which the advisor is responsible for calculating.”

The following disclosure is hereby inserted as the second paragraph under the section “Receipt of Fees and Other Compensation by our Advisor and Its Affiliates” on page 124 of the Prospectus.

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

The following disclosure is hereby inserted before the paragraph “Certain Conflict Resolution Procedures” on page 125 of the Prospectus.

“Investment Rights and Obligations

On April 9, 2013, we entered into an investment opportunity allocation agreement, or the healthcare allocation agreement, with ARC HT and us, or the ARC Funds, which governs our ability to make investments in our target assets. Pursuant to the healthcare allocation agreement, until such time as ARC HT has substantially completed its property acquisitions, ARC HT will have priority over us as to any potential healthcare related real estate acquisition, or a proposed healthcare property acquisition, except as may otherwise be agreed upon between the boards of directors of both ARC Funds. After such time as ARC HT has substantially completed its property acquisitions, if any ARC Fund advisor determines that one or more proposed healthcare property acquisitions is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such proposed healthcare property acquisition, such proposed healthcare property acquisition will be presented to our board of directors and the board of directors of ARC HT for a vote on whether to pursue such proposed healthcare property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed healthcare property acquisition, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed healthcare property acquisitions and which ARC Fund most recently made a property acquisition.

The investment objectives of both ARC Funds is to acquire a diversified portfolio of healthcare-related assets including medical office buildings, seniors housing and other healthcare-related facilities that generate sustainable growth in cash flow from operations to pay monthly cash distributions. For this reason, we are a party to the healthcare allocation agreement. Notwithstanding the foregoing, any priority to proposed healthcare property acquisitions will be lifted in cases in which a proposed healthcare property acquisition would overly concentrate us or ARC HT in a particular industry, geographical region or tenant.”

Investment Strategy, Objectives and Policies

The following disclosure is hereby added as the second sentence in the paragraph “Primary Investment Focus” on page 129 of the Prospectus.

“We expect to invest at least 85% of available offering proceeds into a diversified portfolio of healthcare-related assets. To the extent our investment strategy/focus changes in terms of the type of real estate we expect to purchase, we expect that at least 85% of our offering proceeds will be invested in such real estate.”

The following disclosure is hereby added immediately prior to the paragraph “Evaluating Investments” on page 129 of the Prospectus.

“Pursuant to the healthcare allocation agreement we have entered into with ARC HT, until such time as ARC HT has substantially completed its property acquisitions, ARC HT has priority over any proposed healthcare property acquisitions. See the section entitled “Conflicts of Interests — Investment Rights and Obligations” in this Prospectus for additional disclosure regarding the healthcare allocation agreement and how our advisor and its affiliates allocate proposed healthcare property acquisitions amongst us and ARC HT.”

The second sentence in the first paragraph under the section “Exit Strategy — Liquidity Event” on page 134 of the Prospectus is hereby replaced with the following disclosure.

“Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (which may include the investment banking and capital markets division of our dealer manager) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in our initial public offering will be sold within a reasonable period, which has occurred to date, allowing us to commence engaging such advisors at this time.”

Description of Real Estate Investments

The following disclosure is hereby added as a new section immediately prior to “Selected Financial Data” on page 147 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

Fresenius Dialysis Center

On May 10, 2013, we closed on the acquisition of a fee simple interest in a dialysis center, or the Fresenius Dialysis Center, located in Winfield, Alabama. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was TST Appleton South, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 5,564 rentable square feet and provides kidney dialysis services and renal care products for its patients. The property was constructed in 2008.

Capitalization

The contract purchase price of the Fresenius Dialysis Center was $1.9 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Fresenius Dialysis Center with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to Fresenius Medical Care of Northwest Alabama, a subsidiary of Fresenius Medical Care AG & Co., or Fresenius. The lease is fully guaranteed by the parent of the lessee, Fresenius Medical Care Holdings, Inc., or Fresenius Holdings. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 15-year term which commenced in March 2008 and expires in February 2023. The annualized straight-line rental income for the initial term is $0.2 million. The lease contains rental escalations of 10% every 5 years and has three renewal options of five years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$24.50	$24.50	$24.50	$24.50	$24.50

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be approximately $4,000. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

The tenant is a German-based holding and kidney dialysis company, operating in the fields of dialysis products and dialysis services. Its dialysis business is vertically integrated, providing dialysis treatment at its own dialysis clinics and supplying these clinics with a range of products. In addition, the tenant sells dialysis products to other dialysis service providers. The tenant operates in two business segments: North America and International.

We believe that the Fresenius Dialysis Center is well-located with acceptable roadway access and is well maintained. The Fresenius Dialysis Center will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire Fresenius Dialysis Center, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Adena Health Center

On June 28, 2013, we closed on the acquisition of a fee simple interest in a medical office building, or the Adena Health Center, located in Jackson, Ohio. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was Vets Development LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 24,924 rentable square feet and offers a wide range of services. The property was constructed in 2003.

Capitalization

The contract purchase price of the Adena Health Center was $5.4 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Adena Health Center with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to Adena Health System. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 11-year term which commenced in March 2013 and expires in February 2024. The annualized straight-line rental income for the initial term is $0.4 million.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012(1)	2011(1)	2010(1)	2009(1)	2008(1)
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$15.38	$15.38	$15.38	$15.38	$15.38

(1)	Adena Health Systems original leases commenced on August 1, 2003, the occupancy and average effective annual rent per rentable square foot above reflect that original lease. On March 1, 2013, Adena Health System entered into a new lease for the Adena Health Center which expires in February 2024.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be approximately $26,000. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Adena Health System includes three hospitals and five regional clinics. Adena Health System offers its patients services in the areas of heart, cancer, women’s health, children’s health and orthopedics. As a health care provider with certain advanced capabilities in the south central and southern Ohio region, Adena Health System is well-positioned to provide patients with advanced care, close to home.

We believe that the Adena Health Center is well-located with acceptable roadway access and is well maintained. The Adena Health Center will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire the Adena Health Center, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Ouachita Community Hospital

On July 12, 2013, we closed on the acquisition of a fee simple interest in a multi-specialty surgical hospital, or the Ouachita Community Hospital, located in West Monroe, Louisiana. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was Ouachita Medical Properties, L.C., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 17,830 rentable square feet and is a specialized surgery center for a multitude of different procedures. The property was constructed in 2004.

Capitalization

The contract purchase price of the Ouachita Community Hospital was $6.8 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Ouachita Community Hospital with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to IASIS Ouachita Community Hospital, L.P. The lease is fully guaranteed by IASIS Glenwood Regional Medical Center, LP. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 20-year term which commenced in February 2004 and expires in February 2024. The annualized straight-line rental income for the initial term is $0.6 million. The lease contains rental escalations equal to one-half the Consumer Price Index every five years and has two renewal options of ten years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$33.69	$33.69	$33.69	$33.69	$32.39

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be approximately $45,000. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

The tenant is a subsidiary of IASIS Healthcare LLC. IASIS Healthcare is a privately owned operator of acute care hospitals and behavior health hospital across the United States.

We believe that the Ouachita Community Hospital is well-located with acceptable roadway access and is well maintained. The Ouachita Community Hospital will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire the Ouachita Community Hospital, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

CareMeridian Rehabilitation Facility

Littleton, Colorado

On August 8, 2013, we closed on the acquisition of a fee simple interest in an inpatient rehabilitation facility, or the CareMeridian Rehabilitation Facility located in Littleton, Colorado. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was Littleton Med Partners, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 27,630 rentable square feet and is an inpatient rehabilitation facility specializing in caring for patients suffering from catastrophic brain and spine injuries, medically complex illnesses and other life-altering injuries. The property was constructed in 2011.

Capitalization

The contract purchase price of the CareMeridian Rehabilitation Facility was $11.3 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the CareMeridian Rehabilitation Facility with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to CareMeridian, LLC. The lease is fully guaranteed by the parent of the lessee, National Mentor Holdings, Inc. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 15-year term which commenced in July 2012 and expires in July 2027. The annualized straight-line rental income for the initial term is $1.0 million. The lease contains rental escalations of 2.5% annually and has two renewal options of ten years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011(1)	2010(1)	2009(1)	2008(1)
Occupancy	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per rentable square foot	$29.16	N/A	N/A	N/A	N/A

(1)	CareMeridian LLC’s lease began on July 9, 2012. Accordingly no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be approximately $37,000. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

National Mentor Holdings, Inc. is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses, and to youth with emotional, behavioral and/or medically complex challenges, or at-risk youth.

We believe that the CareMeridian Rehabilitation Facility is well-located with acceptable roadway access and is well maintained. The CareMeridian Rehabilitation Facility will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire CareMeridian Rehabilitation Facility, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Oak Lawn Medical Center

On August 21, 2013, we closed the acquisition of the fee simple interest in a three story medical office building, or the Oak Lawn Medical Center. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was OLMC Partners, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The Oak Lawn Medical Center contains 26,324 rentable square feet. The property was constructed in 2008.

Capitalization

The contract purchase price of the Oak Lawn Medical Center was $10.3 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Oak Lawn Medical Center with net proceeds from this offering.

Major Tenant/Lease Expiration

The Oak Lawn Medical Center is 100% leased to five tenants: Advocate Health and Hospitals Corporation d/b/a Advocate Medical Group; Pulmonary Consultants, S.C.; Hanger Prosthetics & Orthotics, Inc.; Quest Diagnostics, LLC; and Adult Primary Care Center, Ltd.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized straight line rental income for the five tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Straight Line Rental Income (in thousands)	Rental Escalations	Renewal Options
Advocate Health and Hospitals Corporation d/b/a Advocate Medical Group	Feb. 2008	Feb. 2018	13,069	$0.4 million	3.0% annually	Four – five year options
Pulmonary Consultants, S.C.	Jun. 2008	Jun. 2018	4,128	$0.2 million	3.5% annually	One – five year option
Hanger Prosthetics & Orthotics, Inc.	Jun. 2007	Oct. 2017	3,272	$0.1 million	3.5% annually	Two – five year options
Quest Diagnostics, LLC	Jan. 2009	Jan. 2017	2,441	$0.1 million	3.5% annually	One – three year option
Adult Primary Care Center, Ltd.	Dec. 2008	Dec. 2018	3,414	$0.1 million	3.5% annually	Two – five year options

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	90.7%
Average effective annual rent per rentable square foot	$31.04	$29.97	$29.02	$28.10	$27.53

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be $0.4 million. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Advocate Health and Hospitals Corporation is part of the Advocate Health Care Network, which includes 10 hospitals, 2 integrated children’s hospitals and nearly 3,000 beds.

Pulmonary Consultants provides pulmonary, critical care and sleep medicine to patients in Oak Lawn.

Hanger Prosthetics & Orthotics, Inc. is a premier provider of orthotic and prosthetic (O&P) services and products, offering clinically differentiated programs.

Quest Diagnostics is a provider of diagnostic testing, information and services through its network of laboratories and patient service centers, and provides interpretive consultation.

Adult Primary Care Center provides internal medicine with four accredited physicians.

We believe that the Oak Lawn Medical Center is well-located with acceptable roadway access and is well maintained. The Oak Lawn Medical Center will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire the Oak Lawn Medical Center, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Surgery Center of Temple

On August 30, 2013, we closed on the acquisition of a fee simple interest in an ambulatory surgery center, or the Surgery Center of Temple located in Temple, Texas. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was KDC ASC Partners, L.P., an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 10,400 rentable square feet and is a surgery center that specializes in a multitude of different procedures. The property was constructed in 2008.

Capitalization

The contract purchase price of the Surgery Center of Temple was $6.2 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Surgery Center of Temple with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to HH/Killeen Health System, LLC, which is 80% owned by Legacy Health Partners and 20% owned by Seton Health System, a subsidiary of Ascension Health. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 18-year term which commenced in December 2008 and expires in February 2027. The annualized straight-line rental income for the initial term is $0.5 million. The lease contains rental escalations of 2.5% annually and has four renewal options of five years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$40.38	$39.40	$38.44	$37.48	$36.54

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be $0.1 million. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Legacy Health Partners is a privately held company established to provide hospital capital and expertise to not-for-profit hospitals and hospital systems, with which it forms joint ventures to own, operate and manage acute care hospitals.

Ascension Health is a large Catholic healthcare system nationally, and services the national community through hospitals and a vast network of affiliated physicians.

We believe that the Surgery Center of Temple is well-located with acceptable roadway access and is well maintained. The Surgery Center of Temple will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire Surgery Center of Temple, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Greenville Health Medical Office Building

On October 10, 2013, we closed on the acquisition of a leasehold interest in medical office building, or the Greenville Health Medical Office Building located in Greenville, South Carolina. We acquired the property through a wholly owned subsidiary of our operating partnership. The seller of the property was Greenville Med, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The property contains 21,603 rentable square feet and operates as a OB/GYN center. The property was constructed in 1997.

Capitalization

The contract purchase price of the Greenville Health Medical Office Building was $4.3 million, exclusive of closing costs. At closing, we funded the acquisition, exclusive of closing costs, of the Greenville Health Medical Office Building with net proceeds from this offering.

Major Tenant/Lease Expiration

The property is 100% leased to Greenville Hospital System, a subsidiary of Greenville Health System. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 13-year term which commenced in June 2007 and expires in March 2020. The annualized straight-line rental income for the initial term is $0.4 million. The lease contains rental escalations of 2.0% annually and has two renewal options of three years each.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years.

	2012	2011	2010	2009	2008
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$15.48	$15.18	$14.88	$11.50	$11.50

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements for the property.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes on the building for the calendar year 2013 are expected to be approximately $46,000. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Greenville Health System is a public non-profit academic healthcare delivery system of medical services through clinical care, education and research. It is headquartered in Greenville, South Carolina, where it has six healthcare related campus locations throughout the community.

We believe that the Greenville Health Medical Office Building is well-located with acceptable roadway access and is well maintained. The Greenville Health Medical Office Building will be subject to competition from similar properties within its market area, and the economic performance of the center could be affected by changes in local economic conditions or losses of contracts to major insurance companies reducing the in-network patient base. We did not consider any other factors material or relevant to the decision to acquire Greenville Health Medical Office Building, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.”

Valuation Policies

The disclosure under the section “Calculation of NAV Per Share by Our Advisor” on pages 144 – 145 of the Prospectus is hereby replaced with the following disclosure.

“Calculation of NAV Per Share by Our Advisor

To calculate our quarterly per share NAV, our advisor will follow the guidelines established in IPA 2013-01. IPA 2013-01 outlines the following in NAV methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: We will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with ASC 820. We will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: Current liabilities will be valued at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or mark to market. The value of minority interests will be based on allocation of fair value of assets less liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, advisor or its affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of the company as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount: We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).

Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and

(4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our quarterly per share NAV will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or repurchases on such day.

Our advisor is responsible for the ultimate calculation of the quarterly NAV, but its determinations are subject to the review of our board of directors, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, including the calculations of NAV, and our board of directors will evaluate our advisor’s performance annually. If the independent directors or our board of directors determines that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board of directors may request that our advisor reduces its fees, terminate the advisory agreement with our advisor or retain a new advisor.

Though NAV is presented to provide a valuation at which our shares may be purchased or repurchased, no liquidity discounts will be made to the NAV to represent the limited nature in which a stockholder may request the repurchase of their shares under the current or any amended share repurchase program.

The below table contains a hypothetical calculation illustrating our NAV calculation. The below tables assume that we have 68,000,000 shares issued and outstanding, with assets of $1.8 billion. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Fair value of real-estate related assets	$1,845,000,000
Other assets, cost approximates fair value	405,500,000
Less:
Fair value of real-estate related debt	(425,600,000)
Other liabilities, cost approximates fair value	(20,000,000)
Estimated incentive fees	(7,500,000)
Net asset value	$1,797,400,000
Shares of common stock on a fully-diluted basis	68,000,000
NAV per share	$26.43”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure hereby replaces in its entirety the third sentence under the section “Liquidity and Capital Resources” on page 148 of the Prospectus.

“Commencing on the NAV pricing date, we will calculate NAV and we will offer shares in our primary offering and under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus.”

The following disclosure is hereby added immediately following the third sentence under the section “Distributions” on page 149 of the Prospectus.

“While we do not intend to pay distributions from sources other than cash flows from operations, we intend to pay distributions consistently once we declare a distribution. Should we be unable to fund our distributions from cash flows or earnings fully, we may pay distributions in excess of earnings and from financings or offering proceeds, if necessary. We do not expect to use such a substantial portion of our offering proceeds or financings to fund distributions which would substantially affect our ability to achieve our investment objectives.”

Prior Performance Summary

The section “Prior Performance Summary” on pages 155 – 165 of the Prospectus is hereby replaced with the following disclosure.

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane had resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Healthcare Trust II, Inc. — We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2012 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2012, affiliates of our advisor have sponsored ten public programs, all of which had raised funds as of December 31, 2012 and five non-public programs. From August 2007 (inception of the first public program) to December 31, 2012, our public programs, which include ARCT, NYRR, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARCP, ARC Global and ARCT IV and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $4.7 billion from 70,663 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 1,321 properties with an aggregate purchase price of $5.5 billion, including acquisition fees, in 49 states and U.S. territories and one property in the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following U.S. states as well as the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments. Based on purchase price:

State/Possession	Purchase Price
Alabama	1.7%
Arizona	2.0%
Arkansas	1.2%
California	4.2%
Colorado	1.2%
Connecticut	0.4%
Delaware	0.1%
Florida	2.9%
Georgia	4.5%
Idaho	0.2%
Illinois	9.2%
Indiana	2.8%
Iowa	1.4%
Kansas	1.9%
Kentucky	2.1%
Louisiana	1.2%
Maine	0.2%
Maryland	1.2%
Massachusetts	1.2%
Michigan	3.7%
Minnesota	1.0%
Mississippi	1.9%
Missouri	4.2%
Montana	0.2%
Nebraska	0.6%
Nevada	1.6%
New Hampshire	0.5%
New Jersey	1.4%
New Mexico	0.1%
New York	13.7%
North Carolina	2.9%
North Dakota	0.2%
Ohio	5.1%
Oklahoma	0.7%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.2%
Rhode Island	0.3%

State/Possession	Purchase Price
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.1%
Texas	8.8%
United Kingdom	0.0%
Utah	0.6%
Vermont	0.3%
Virginia	1.0%
Washington	0.8%
West Virginia	0.6%
Wisconsin	1.9%
Wyoming	0.1%
100.0%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price
Aerospace	0.9%
Auto Retail	1.5%
Auto Services	1.6%
Consumer Goods	0.7%
Consumer Products	6.7%
Discount Retail	7.4%
Financial Services	0.5%
Freight	10.6%
Gas/Convenience	2.4%
Government Services	2.7%
Healthcare	16.7%
Home Maintenance	1.5%
Insurance	2.7%
Manufacturing	2.2%
Office	2.1%
Parking	0.1%
Pharmacy	10.9%
Residential	0.6%
Restaurant	2.8%
Retail	11.2%
Retail Banking	7.7%
Specialty Retail	4.5%
Storage Facility	0.1%
Supermarket	1.1%
Technology	0.6%
Telecommunications	0.2%
100.0%

The purchased properties were 26.7% new and 73.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2012, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100.0%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

The investment objectives of these programs are different from our investment objectives, which aim to acquire medical office buildings, senior housing and other healthcare-related facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of November 30, 2013, NYRR had received aggregate gross proceeds of $1.5 billion which includes the sale of 148.7 million shares in its public offering, $17.0 million from its private offering and $18.8 million from its distribution reinvestment plan. As of November 30, 2013, there were 152.7 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of November 30, 2013, NYRR had total real estate and preferred equity investments, at cost, of $1.6 billion, comprised of 21 properties and one preferred equity investment. As of September 30, 2013, NYRR had incurred, cumulatively to that date, $109.6 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $13.7 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of November 15, 2013, PE-ARC had received aggregate gross offering proceeds of $1.4 billion which includes the sale of 142.7 million shares of common stock in its public offering and $16.1 million from its distribution reinvestment program. As of November 15, 2013 PE-ARC had acquired 69 properties, 20 of which are held through a 54% owned joint venture, and had total real estate investments at cost of $1.0 billion. As of September 30, 2013, PE-ARC had incurred, cumulatively to that date, $119.2 million in offering costs for the sale of its common stock and $15.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of November 30, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.7 million shares in its public offering and $52.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC HT had acquired 110 healthcare-related properties, for a purchase price of $1.5 billion. As of September 30, 2013, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $20.7 million for acquisition costs related to its portfolio of properties. On December 6, 2013, ARC HT announced that its board of directors, upon consultation with its financial advisors, Bank of America Merrill Lynch and RCS Capital, the investment banking and capital markets division of our dealer manager, determined it is in the best interest of ARC HT to proceed with its previously announced potential financing and strategic alternatives consistent with its long-term business strategy, which include, among other options, a listing on a national stock exchange. Accordingly, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of November 30, 2013, ARC RCA had received aggregate gross proceeds of $61.5 million which includes the sale of 6.2 million shares in its public offering and $0.6 million from its distribution reinvestment plan. As of November 30, 2013, ARC RCA had acquired three properties for a purchase price of $107.6 million. As of September 30, 2013, ARC RCA has incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of November 30, 2013, ARC DNAV had received aggregate gross proceeds of $20.1 million which includes the sale of 2.0 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC DNAV had acquired 12 properties with total real estate investments, at cost, of $30.8 million. As of September 30, 2013, ARC DNAV had incurred, cumulatively to that date, $5.7 million in offering costs from the sale of its common stock and $0.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP elected to convert all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1,104,781 Series C Shares into 1,411,030 shares of common stock. ARCP was required to settle each transaction upon the successful closing of its acquisition of CapLease, Inc.

In aggregate, through November 30, 2013, ARCP has received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of November 30, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV’s stockholders and closed on January 3, 2014. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP will acquire all of the outstanding shares of Cole. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval of both companies and is expected to close in the first half of 2014. On January 6, 2014, the closing price per share of common stock of ARCP was $12.82.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of November 30, 2013, ARC Global received aggregate gross proceeds of $118.8 million which includes the sale of 12.0 million shares in its public offering and $1.0 million from its distribution reinvestment plan. As of November 30, 2013, ARC Global had acquired 17 properties with an aggregate base purchase price of $101.6 million. As of September 30, 2013, ARC Global had incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $4.8 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of November 30, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of November 30, 2013, ARCT IV owned 1,227 freestanding properties at an aggregate purchase price of $2.2 billion. As of September 30, 2013, ARCT IV had incurred, cumulatively to that date, $197.3 million in offering costs for the sale of its common stock and $54.9 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of November 30, 2013, ARC RFT received aggregate gross proceeds of $26.7 million from the sale of 1.1 million shares in its public offering and $0.1 million from its distribution reinvestment plan. As of November 30, 2013, ARC RFT’s investments, at original cost, were $23.1 million. As of September 30, 2013, ARC RFT had incurred, cumulatively to that date, $3.7 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of November 30, 2013, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of November 30, 2013, ARCT V owned 223 freestanding properties at an aggregate purchase price of $1.1 billion. As of September 30, 2013, ARCT V had incurred, cumulatively to that date, $165.4 million in offering costs for the sale of its common stock and $18.3 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on

June 5, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of November 30, 2013, PE-ARC II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2013, PE-ARC II had not acquired any properties. As of July 1, 2013, PE-ARC II had incurred, cumulatively to that date, approximately $11,000 in offering costs for the sale of its common stock.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HOST filed its registration statement with the SEC on August 16, 2013, which has not yet been declared effective by the SEC. As of November 30, 2013, ARC HOST received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2013, ARC HOST had not acquired any properties. As of September 30, 2013, ARC HOST had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of November 30, 2013, BDCA had raised gross proceeds of $618.1 million which includes the sale of 56.7 million shares in its public offering and $11.3 million from its distribution reinvestment plan. As of November 30, 2013, BDCA’s investments, at original cost, were $825.4 million. As of September 30, 2013, BDCA had incurred, cumulatively to that date, $9.3 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013 which has yet to be declared effective. As of November 30, 2013, AEP had received an initial capital contribution of $1,000 and had raised no gross proceeds from its initial public offering. As of November 30, 2013, AEP had made no investments. As of November 21, 2013, AEP had yet to incur any offering costs for the sale of its limited partner interests.”

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARCT IV, ARCT V, ARC RFT and BDCA. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. As discussed in further detail above, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC HT, ARC DNAV, ARC Global, ARCT IV, ARC RFT, ARC HT II, ARCT V and BDCA are in their offering and acquisition stages. Other than ARCT and ARCT III, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of

December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In November 2012, the third party’s interest was purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October through November 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program. In October 2012, the third party’s interest in the properties was purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

Adverse Business Developments and Conditions

The net losses incurred by public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC was an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities were owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which did not occur), were to be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note-holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

From 2008 to 2012, our sponsor’s programs referenced above have experienced a non-renewal of eight leases, five units of which have been leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Investment by Tax-Exempt Entities and ERISA Considerations

The following disclosure replaces in its entirety the third sentence of the second paragraph under the section “Annual or More Frequent Valuation Requirement” on page 187 of the Prospectus.

“Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of the last business day of each fiscal quarter.”

Share Repurchase Program

The following disclosure replaces in its entirety the disclosure under the section “Share Repurchase Program” on pages 203 – 206 of the Prospectus.

“SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the REIT. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program prior to and following the NAV pricing date and with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability will be as set forth below. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, and unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability as described below, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.13 or 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

The purchase price for shares repurchased under our share repurchase program prior to the NAV pricing date described above are not based on appraisals for our investments and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program are limited as described below. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived exclusively from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisal by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through the DRIP and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the NAV pricing date, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Once our advisor begins calculating NAV, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of the price paid for such shares or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Repurchase requests made by the special limited partner or its affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ repurchase requests for such quarter have been accepted and (3) if such repurchases do not cause total repurchases for a calendar year to exceed 5% of the weighted average number of shares of common stock outstanding during the prior calendar year.”

Summary of our Organizational Documents

The following disclosure is added after the first sentence of the first paragraph on page 208 of the Prospectus under the section “Inspection of Books and Records; Stockholder Lists.”

“Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of their request for the record within a reasonable time of their request.”

Plan of Distribution

The second paragraph under the section “Plan of Distribution” on page 223 of the Prospectus is hereby replaced with the following disclosure.

“The shares are being offered on a “reasonable best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 14,736,842 shares of common stock under our distribution reinvestment plan, or DRIP, initially at $23.75 per share, which is 95% of the primary offering price. Commencing on the NAV pricing date, we will offer shares of our common stock in our primary offering at our quarterly per share NAV plus applicable selling commissions and dealer manager fees and pursuant to our DRIP at our quarterly per share NAV, as described in the “Distribution Reinvestment Plan” section of this prospectus. Commencing on the NAV pricing date, the per share purchase price in our primary offering will vary quarterly and will equal our per share NAV, plus applicable commissions and fees. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.”

The last paragraph on page 223 of the Prospectus which continues onto page 224 of the Prospectus is hereby replaced with the following disclosure.

“Commencing on the NAV pricing date, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the close of business on the business day immediately preceding the day on which we make our quarterly financial filing. After the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV, as applicable, and the public offering price will be per share NAV plus 10.0% of NAV. No later than the close of business on the NAV pricing date, and on the first business day of each quarter thereafter, we will post on our website at www.thehealthcarereit2.com and make available on our toll free, automated telephone line at 1-866-532-4743, our per share NAV for such quarter (or, if the NAV pricing date is not the first day of a fiscal quarter, then the remainder of such quarter). We will also file with the SEC a quarterly pricing supplement disclosing our per share NAV. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the subscription, as described above. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.”

The section “Minimum Offering” on page 230 of the Prospectus is deleted in its entirety.

How to Subscribe

The fourth sentence of the fourth paragraph on page 231 of the Prospectus is hereby replaced with the following disclosure.

“This option, however, is not available to residents of Louisiana, Puerto Rico or Texas.”

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby replaced with the prior performance tables attached to this Supplement No. 9 as Appendix A. The revised prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B of the Prospectus is hereby replaced with the distribution reinvestment plan attached to this Supplement No. 9 as Appendix B. The revised distribution reinvestment plan supersedes and replaces the distribution reinvestment plan contained in the Prospectus.

Subscription Agreements

The form of subscription agreement included in this Supplement No. 9 is hereby added as Appendix C-1 to the Prospectus. Appendix C-1 will hereby replace Appendix C — American Realty Capital Healthcare Trust II, Inc. Subscription Agreement of the Prospectus.

The form of multi-offering subscription agreement included in this Supplement No. 9 is hereby added as Appendix C-2 to the Prospectus.

Transfer on Death Designation

The Transfer on Death Designation contained in Appendix D of the Prospectus is hereby replaced with the revised Transfer on Death Designation attached to this Supplement No. 9 as Appendix D. The revised Transfer on Death Designation supersedes and replaces the Transfer on Death Designation contained in the Prospectus.

Privacy Policy Notice

The privacy policy notice included in this Supplement No. 9 as Appendix G hereby replaces Appendix G to the Prospectus.

Annex A

On November 13, 2013, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which is attached as Annex C to this Supplement No. 9.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives, except for ARC HT. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of our sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	1,695,813			1,750,291
Dollar amount raised from non-public program and private investments	37,460	(1)		—
Total dollar amount raised	$1,733,273		100.00%	$1,750,291	(5)	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	170,433		9.74%
Organizational expenses	29,692	(2)	1.71%	26,052		1.49%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$1,535,512		88.58%	$1,553,806		88.77%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	—		0.00%
Cash down payment	2,157,713	(3)	124.49%	1,529,812		87.40%
Acquisition fees	41,320		2.38%	38,646		2.21%
Other	—		0.00%	—		0.00%
Total acquisition costs	$2,199,033		126.87%	$1,568,458		89.61%
Percentage leverage (mortgage financing divided by total acquisition costs)	32.8			14.6	%(11)
Date offering began	3/18/2008			3/31/2011
Number of offerings in the year	1			1
Length of offerings (in months)	39	(4)		18	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39			18

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.
(2)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.

(3)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.
(4)	American Realty Capital Trust, Inc. completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011.
(5)	American Realty Capital Trust III, Inc. completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of our sponsor and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537		$13,000		$11,243			$5,350		$7,850
Dollar amount raised	19,537		13,000		11,243			5,215		5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975		—		—			—		2,575
Total dollar amount raised	$21,512	100.00%	$13,000	100.00%	$11,243		100.00%	$5,215	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196	5.56%	$323	2.48%	$666		5.92%	$397	7.61%	$—	0.00%
Organizational expenses	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Reserves	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Available for investment	$20,316	94.44%	$12,677	97.52%	$10,577		94.08%	$4,818	92.39%	$7,850	100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—	0.00%	$—	0.00%	$—		0.00%	$—	0.00%	$—	0.00%
Cash down payment	11,302	52.54%	9,086	69.89%	9,895		88.01%	4,780	91.66%	5,440	69.30%
Acquisition fees	7,693	35.76%	2,328	17.91%	682		6.07%	—	0.00%	2,410	30.70%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Total acquisition costs	$18,995 (2)	88.30%	$11,414 (3)	87.80%	$10,577	(4)	94.08%	$4,780 (5)	91.66%	$7,850 (6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%		292.61%		141.19%			344.35%		253.20%
Date offering began	6/09/2008		9/17/2008		9/29/2009			6/23/2011		7/24/2008
Number of offerings in the year	1		1		1			1		1
Length of offerings (in months)	7		4		3			4		1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7		4		3			4		1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to our sponsor and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	3/31/2011
Dollar amount raised	$1,733,273	$1,750,291
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$170,433
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – acquisition fees	$21,281	$15,298
Other – organizational and offering costs	$15,944	$20,464
Other – financing coordination fees	$9,257	$3,029
Other – acquisition expense reimbursements	$11,921	$10,779
Dollar amount of cash generated from operations before deducting payments to sponsor	$60,876	$4,365
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (asset management fees)	$7,071	212
Total amount paid to sponsor from operations	$7,071	$212
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—
Notes	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—
Incentive fees	$—	$—
Other – Financing coordination fees	$—	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to our sponsor and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/05/2008		8/12/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III
OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$49,971	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	44,202	2,385	—
Interest expense	39,912	18,109	10,352	4,774	6,542	35	—
Depreciation	54,764	17,280	6,581	2,534	25,524	414	—
Amortization	14,176	4,374	1,735	522	5,854	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(32,151)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(1,121)	(181)	49	—	30	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	5,542	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	224,300	5,060	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$229,842	$3,883	$—
Less: Cash distribution to investors
From operating cash flow	$47,524	$9,864	$1,818	$296	$5,542	$—	$—
From sales and refinancing	—	900	—	—	23,285	294	—
From other(2)	—	647	70	—	26,784	271	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(3)(4)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(13.96)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—
Return of capital	43.51	16.78	(13.06)	1.22	31.77	5.52	—
Source (on GAAP basis)
Sales	$—	1.44	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	13.30	2.87	—
Operations	43.51	15.75	12.57	1.22	3.17	—	—
Other	—	—	—	—	15.30	2.65	—

(1)	Includes cash paid for interest and acquisition costs
(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans
(3)	Based on amounts raised as of the end of each period.
(4)	Federal tax results for the year ended December 31, 2012 are not available as of the date of this filing. Extensions of time to file tax returns for the year ended December 31, 2012 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(table begins on following page)

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of American Realty Capital Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties were owned by American Realty Capital Trust, Inc.
(3)	Includes cash paid for interest including interest payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV includes the operations of American Realty Capital Trust, Inc., which completed its operations On March 1, 2012 when it listed its common stock on The NASDAQ Global Select Market.

Program name	American Realty Capital Trust, Inc.
Dollar amount raised	$1,733,273
Number of properties purchased	487
Date of closing of offering	7/18/2011
Date of first sale of property	3/1/2012
Date of final sale of property	3/1/2012
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss)
– from operations	$(46.96)
– from recapture	—
Capital gain (loss)	0.02
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP Basis)
– Investment income	$1.44
– Return of capital	47.74
Source (on cash basis)
– Sales	$1.44
– Refinancing	—
– Operations	47.74
– Other(1)	10.49
Receivable on net purchase money financing	—

(1)	American Realty Capital Trust, Inc.'s price per share was $10.49 on March 1, 2012, at the end of its first day of trading on the NASDAQ Global Select Market.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of affiliates of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Growth Fund, LLC
Dollar amount raised	$21,512	$13,000	$11,243	$7,850
Number of properties purchased	62	50	1	52
Date of closing of offering	June 2008	September 2008	September 2009	July 2008
Date of first sale of property	September 2011(2)	May 2011(3)	September 2011(2)	July 2008
Date of final sale of property	September 2011(2)	May 2011(3)	September 2011(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—	$—	$—	$—
- From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Deferred gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—	—	—	—
- Return of capital	$19,537	$13,000	$11,243	$7,226
Source (on cash basis)
- Sales	$19,537	$13,000	$11,243	$7,226
- Refinancing	$—	$—	$—	$—
- Operations	$—	$—	$—	$—
- Other
Receivable on net purchase money financing	$—	$—	$—	$—

(1)	Programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to American Realty Capital Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties are still owned by American Realty Capital Trust, Inc. on December 31, 2012.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales or disposals of properties by American Realty Capital Trust, Inc., from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

			Selling Price, Net of Closing costs and GAAP Adjustments (dollars in thousands)					Cost of Properties Including Closing and Soft Costs (dollars in thousands)			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch –
New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch –
New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305
American Realty Capital Trust III, Inc.: Not applicable

1)	No purchase money mortgages were taken back by program.
2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2012.

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties, LLC:
Citizens Bank branches(1)	July to August-09	September-11	$23,300	$82,622	$—	$—	$105,922	$96,883	$4,734	$101,617	$6,815
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January 2011	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Income Properties III, LLC:
Home Depot(1)	November-09	September-11	$11,325	$13,850	$—	$—	$25,175	$25,925	$20	$25,945	$2,288
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
EFFECTIVE AS OF FEBRUARY 14, 2013

American Realty Capital Healthcare Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”), in each case as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares or by delivering a completed and executed authorized form to the Administrator, which can be obtained from the Administrator. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions (as defined below)) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. Participants in the Plan generally are required to have the full amount of their cash distributions (other than Excluded Distributions) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan. As used in this Plan, the term (“Excluded Distributions”) shall mean those cash or other distributions designated as “Excluded Distributions” by the board of directors of the Company or the board of directors or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan initially at $23.75 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. Within six months following the Company’s acquisition of at least $2.0 billion in total portfolio assets, the Company intends to offer Shares pursuant to the Plan at the net asset value of the Company as determined by American Realty Capital Healthcare II Advisors, LLC, divided by the number of shares of common stock outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected by the Company in the immediately preceding quarter. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase Shares in a public offering of Shares by the Company pursuant to a prospectus outside of the Plan at prices below $23.75 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated February 14, 2013, (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “ Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through the Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to; Suspension or Termination of the Plan.

(a) Except for Section 9(a) of the Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of the Plan may be amended by the Company at any time, including, but not limited to, an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate pending notice at least ten (10) days prior to the effective date thereof to the Participants.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Healthcare Trust II Operating Partnership, L.P.  For purposes of the Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Healthcare Trust II Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the DRIP Administrator, addressed to: DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by providing the relevant information in a press release or a report filed by the Company with the Securities and Exchange Commission. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C-1

American Realty Capital Healthcare Trust II, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")**
- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment: Acct# ____________

Investment Amount

$ ____________________
- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.
☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.
- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT II, make checks payable to:** American Realty Capital Healthcare Trust II, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*
☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*
☐ **Tenants in Common –** *All parties must sign & initial.*
☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*
State of ______ Custodian for ____________________
☐ **Estate –** *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.
☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________
☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
☐ **Transfer on Death**[(1)] *– Must complete separate Transfer on Death Registration Form.*
☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*
☐ **Roll-Over IRA* –** *One signature required.*
☐ **Roth IRA* –** *One signature required.*
☐ **KEOGH Plan* –** *One signature required.*
☐ **Simplified Employee Pension/Trust (S.E.P.)***
☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*
☐ **Other** (Specify) – ____________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ________________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Alabama, Kansas, Nebraska and Ohio investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Healthcare Trust II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama, Maine and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Healthcare Trust II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)*   ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Healthcare Trust II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Healthcare Trust II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Healthcare Trust II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Healthcare Trust II, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Healthcare Trust II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in ARC-HT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC-HT II and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for a Massachusetts or Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania and Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of their net worth in ARC-HT II.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Tennessee residents only: A Tennessee resident's maximum investment in ARC-HT II shares shall not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered with the Securities Division.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.

C-1-4

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign *(Continued)*

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor — Print Name — Date

Signature of Joint Owner, if applicable — Print Name — Date

6b Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]
For this type of account:	**Given the EIN of:**
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	The legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Healthcare Trust II, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Healthcare Trust II, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

EFFECTIVE SEPTEMBER 25, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

APPENDIX C-2

ARC Global	ARC DailyNAV	ARC-HTII	ARC Retail	ARC RFT	BDCA	Grocery Center REIT II

EFFECTIVE JANUARY 7, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Multi-Offering SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

7

C-2-1

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** *(or)* ☐ *Institutional*** ☐ Additional Investment: ☐ *Retail** *(or)* ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global, ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail** *(except ARC Retail investors in PA)*, **ARC RFT** *(except ARC RFT investors in PA)*, **BDCA and Grocery Center REIT II** *(except Grocery Center REIT II investors in OH, PA and WA)*, **make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-4

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Phillips Edison - ARC Grocery Center REIT II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

C-2-5

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth.		
Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-6

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-7

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

C-2-9

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa and New Jersey investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in shares of BDCA, its affiliates and in other non-traded business development company programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates should not exceed 10% of his or her net worth.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-10

C-2-11

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA.

NOTE: The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

Signature of Joint Owner, if applicable

Print Name Date

C-2-12

C-2-13

C-2-14

C-2-15

C-2-16

APPENDIX D

TRANSFER ON DEATH DESIGNATION

American Realty Capital Healthcare Trust II, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York and thus a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital Healthcare Trust II, Inc. must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes, or LDPS, in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Healthcare Trust II, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Social Security Number(s) of Stockholder(s)				—
				Stockholder		Co-Stockholder
Daytime Telephone	State of Residence (Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital Healthcare Trust II, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	LDPS: Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Healthcare Trust II, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Healthcare Trust II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Healthcare Trust II, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Healthcare Trust II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Healthcare Trust II, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

APPENDIX G

PRIVACY POLICY NOTICE
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.
•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call Shawn P. Seale at (212) 415-6500.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to American Realty Capital Healthcare Trust II, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the American Realty Capital group of companies, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:
By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
405 Park Avenue New York,
New York 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number: 333-184677

American Realty Capital Healthcare Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	38-3888962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 415-6500

(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of October 31, 2013, the registrant had 4,952,489 shares of common stock outstanding.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

INDEX TO FINANCIAL STATEMENTS

i

Part I — FINANCIAL INFORMATION
Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$2,279	$—
Buildings, fixtures and improvements	34,291	—
Acquired intangible lease assets	5,416	—
Total real estate investments, at cost	41,986	—
Less: accumulated depreciation and amortization	(401)	—
Total real estate investments, net	41,585	—
Cash	37,925	3
Receivable for sale of common stock	734	—
Prepaid expenses and other assets	612	—
Deferred costs	—	807
Total assets	$80,856	$810
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$611	$625
Below-market lease liability, net	60	—
Deferred rent and other liabilities	50	—
Distributions payable	472	—
Total liabilities	1,193	625
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 3,764,547 and 8,888 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	38	—
Additional paid-in capital	81,439	200
Accumulated deficit	(1,814)	(15)
Total stockholders' equity	79,663	185
Total liabilities and stockholders' equity	$80,856	$810

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Revenues:
Rental income	$564	$590
Operating expense reimbursements	88	89
Total revenues	652	679
Expenses:
Property operating	88	89
Acquisition and transaction related	533	651
General and administrative	49	104
Depreciation and amortization	381	397
Total expenses	1,051	1,241
Net loss	$(399)	$(562)
Comprehensive loss	$(399)	$(562)
Basic and diluted weighted average shares outstanding	2,559,022	991,948
Basic and diluted net loss per share	$(0.16)	$(0.57)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2013
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Number of Shares	Par Value
Balance, December 31, 2012	8,888	$—	$200	$(15)	$185
Issuance of common stock	3,735,445	38	92,619	—	92,657
Common stock offering costs, commissions and dealer manager fees	—	—	(11,776)	—	(11,776)
Common stock issued through distribution reinvestment plan	16,215	—	385	—	385
Share-based compensation	3,999	—	11	—	11
Distributions declared	—	—	—	(1,237)	(1,237)
Net loss	—	—	—	(562)	(562)
Balance, September 30, 2013	3,764,547	$38	$81,439	$(1,814)	$79,663

The accompanying notes are an integral part of this statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

Nine Months Ended September 30, 2013
Cash flows from operating activities:
Net loss	$(562)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	306
Amortization of intangibles	91
Accretion of below-market lease liability and amortization of above-market lease assets, net	3
Share-based compensation	11
Changes in assets and liabilities:
Prepaid expenses and other assets	(402)
Accounts payable and accrued expenses	327
Deferred rent and other liabilities	50
Net cash used in operating activities	(176)
Cash flows from investing activities:
Investment in real estate and other assets	(41,834)
Deposits for real estate acquisitions	(210)
Net cash used in investing activities	(42,044)
Cash flows from financing activities:
Proceeds from issuance of common stock	91,923
Payments of offering costs and fees related to common stock issuances	(11,002)
Distributions paid	(380)
Advances from affiliate, net	(399)
Net cash provided by financing activities	80,142
Net change in cash	37,922
Cash, beginning of period	3
Cash, end of period	$37,925
Non-Cash Financing Activities:
Common stock issued through distribution reinvestment plan	$385
Reclassification of deferred offering costs to equity	807

The accompanying notes are an integral part of this statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 1 — Organization

American Realty Capital Healthcare Trust II, Inc. (the “Company”) was incorporated on October 15, 2012 as a Maryland corporation that intends to qualify as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. On February 14, 2013, the Company commenced its ongoing initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to $1.7 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-184677) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 14.7 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

On April 12, 2013, the Company received and accepted subscriptions in excess of the minimum offering amount for the IPO of $2.0 million in shares, broke general escrow and issued shares of common stock to initial investors who were admitted as stockholders of the Company. As of September 30, 2013, the Company had 3.8 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the IPO and the DRIP of $93.2 million. As of September 30, 2013, the aggregate value of all share issuances and subscriptions of common stock outstanding was $94.0 million based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP). Until a date within six months following the Company's acquisition of at least $2.0 billion in total portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. Within six months following the Company's acquisition of at least $2.0 billion in total portfolio assets, the per share purchase price will vary quarterly and will be equal to the net asset value (“NAV”) per share, as determined by American Realty Capital Healthcare II Advisors, LLC (the “Advisor”), plus applicable commissions and fees and the per share purchase price in the DRIP will be equal to the NAV per share. The Company reserves the right to reallocate shares covered in the Registration Statement between the IPO and the DRIP.

The Company was formed to primarily acquire a diversified portfolio of real estate properties, focusing primarily on building a portfolio of healthcare-related assets, including medical office buildings, senior housing and other healthcare-related facilities. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. The Company purchased its first property and commenced real estate operations in May 2013. As of September 30, 2013, the Company owned six properties consisting of 112,672 rentable square feet, which were 100.0% leased, with a weighted average remaining lease term of 10.2 years.

Substantially all of the Company's business is conducted through American Realty Capital Healthcare Trust II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP units”). American Realty Capital Healthcare II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by the Company's sponsor, American Realty Capital VII, LLC (the “Sponsor”), expects to contribute $2,020 to the OP in exchange for 90 OP units, which will represent a nominal percentage of the aggregate OP ownership. A holder of OP units has the right to convert OP units for the cash value of a corresponding number of shares of the Company's common stock or, at the option of the OP, a corresponding number of shares of the Company's common stock, in accordance with the limited partnership agreement of the OP, provided, however, that such OP units must have been outstanding for at least one year. The remaining rights of the limited partners in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 1 — Organization  – (continued)

The Company has no employees. The Advisor has been retained by the Company to manage the Company's affairs on a day-to-day basis. The Company has retained American Realty Capital Healthcare II Properties, LLC (the “Property Manager”) to serve as the Company's property manager. Realty Capital Securities, LLC (the “Dealer Manager”) serves as the dealer manager of the IPO. The Advisor and the Property Manager are wholly owned entities of, and the Dealer Manager is under common ownership with, the Sponsor, as a result of which, they are related parties, and each of which will receive compensation, fees and expense reimbursements for services related to the IPO and the investment and management of the Company's assets. The Advisor, Property Manager and Dealer Manager will receive compensation, fees and expense reimbursements during the Company's offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and nine months ended September 30, 2013 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2012, and for the period from October 15, 2012 (date of inception) to December 31, 2012, which are included in the Registration Statement. There have been no significant changes to Company's significant accounting policies during the nine months ended September 30, 2013 other than the updates described below.

Development Stage Company

On April 12, 2013, the Company raised proceeds sufficient to break general escrow in connection with its IPO. The Company received and accepted aggregate subscriptions in excess of the minimum offering amount in the IPO of $2.0 million, broke general escrow and issued shares of common stock to the Company's initial investors who were admitted as stockholders of the Company. The Company acquired its first property and commenced real estate operations on May 10, 2013, and, as of such date, is no longer considered to be a development stage company.

Deferred Costs

Deferred costs consists of deferred offering costs. Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company's common stock. On February 14, 2013, the day the Company commenced the IPO, deferred offering costs were reclassified to stockholders' equity.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued new accounting guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired during the nine months ended September 30, 2013:

(Dollar amounts in thousands)	Nine Months Ended September 30, 2013
Real estate investments, at cost:
Land	$2,279
Buildings, fixtures and improvements	34,291
Total tangible assets	36,570
Acquired intangibles:
In-place leases	5,180
Above-market lease assets	236
Below-market lease liability	(61)
Total assets acquired, net	41,925
Other liabilities assumed	(91)
Cash paid for acquired real estate investments	$41,834
Number of properties purchased	6

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The following table presents unaudited pro forma information as if the acquisitions during the nine months ended September 30, 2013, had been consummated on October 15, 2012 (date of inception). Additionally, the unaudited pro forma net loss attributable to stockholders was adjusted to reclass acquisition and transaction related expense of $0.7 million from the nine months ended September 30, 2013 to October 15, 2012.

(In thousands)	Nine Months Ended September 30, 2013
Pro forma revenues	$3,178
Pro forma net income	$736

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments
October 1, 2013 – December 31, 2013	$816
2014	3,301
2015	3,361
2016	3,423
2017	3,399
Thereafter	22,057
$36,357

The following table lists the tenants (including for this purpose, all affiliates of such tenants) whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all properties on a straight-line basis as of September 30, 2013:

Tenant	September 30, 2013
Adena Health System	11.9%
Advocate Health and Hospitals Corporation	12.0%
HH/Killeen Health System, LLC	14.1%
IASIS Healthcare, LLC	16.9%
National Mentor Holdings, Inc.	27.4%

The termination, delinquency or non-renewal of leases by one or more of the above tenants may have a material adverse effect on revenues.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The following table lists the states where the Company has concentrations of properties where annualized rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income for all properties on a straight-line basis as of September 30, 2013:

State	September 30, 2013
Colorado	27.4%
Illinois	25.3%
Louisiana	16.9%
Ohio	11.9%
Texas	14.1%

Note 4 — Common Stock

The Company had 3.8 million and 8,888 shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $93.2 million and $0.2 million, including proceeds from shares issued pursuant to the DRIP, as of September 30, 2013 and December 31, 2012, respectively.

On April 9, 2013, the Company's board of directors authorized, and the Company declared, a distribution rate, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.0046575343 per day based on a price of $25.00 per share of common stock. Distributions began to accrue on May 24, 2013, 15 days following the Company's initial property acquisition. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.

The Company has a Share Repurchase Program (“SRP”) that enables stockholders, subject to certain conditions and limitations, to sell their shares to the Company. Under the SRP, stockholders may request that the Company repurchase all or any portion of their shares of common stock, if such repurchase does not impair the Company's capital or operations. As of September 30, 2013, no shares of common stock have been repurchased or requested to be repurchased. The Company will fund repurchases from proceeds from the sale of common stock pursuant to the DRIP.

Note 5 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. As of September 30, 2013, the Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 6 — Related Party Transactions and Arrangements

As of September 30, 2013 and December 31, 2012, the Special Limited Partner owned 8,888 shares of the Company's outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of September 30, 2013 and December 31, 2012, the Company had approximately $5,000 and $0.4 million payable to affiliated entities, primarily related to funding the payment of third party professional fees and offering costs, net of expenses absorbed by the Advisor.

Fees Paid in Connection with the IPO

The Dealer Manager receives fees and compensation in connection with the sale of the Company's common stock in the IPO. The Dealer Manager receives a selling commission of up to 7.0% of the per share purchase price of offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). The following table details total selling commissions and dealer manager fees incurred from and due to the Dealer Manager as of and for the periods presented:

			Payable as of
(In thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	September 30, 2013	December 31, 2012
Total commissions and fees incurred from the Dealer Manager	$5,947	$8,692	$71	$—

The Advisor and its affiliates receive compensation and reimbursement for services relating to the IPO, including transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheet as of September 30, 2013 and were included in deferred offering costs as of December 31, 2012. The following table details offering costs and reimbursements incurred from and due to the Advisor and Dealer Manager as of and for the periods presented:

			Payable as of
(In thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	September 30, 2013	December 31, 2012
Fees and expense reimbursements from the Advisor and Dealer Manager	$538	$1,253	$74	$—

The Company is responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are the Advisor's responsibility. As of September 30, 2013, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $1.2 million.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 6 — Related Party Transactions and Arrangements  – (continued)

After the general escrow break, the Advisor and the Dealer Manager elected to cap cumulative offering costs for the IPO, including selling commissions and dealer manager fees, incurred by the Company, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period of the IPO. As of September 30, 2013, cumulative offering costs were $11.8 million. Cumulative offering costs net of unpaid amounts, were less than the 15% threshold as of September 30, 2013.

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Advisor is also paid for services provided for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company pays third party acquisition expenses. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees payable with respect to the Company's portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the Company's portfolio to be measured at the close of the acquisition phase or 4.5% of the amount advanced for all loans or other investments.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

For its asset management services, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP (“Class B Units”) in an amount equal to the excess of the cost of the Company's assets multiplied by 0.1875% less any amounts payable as an oversight fee (as described below) divided by the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the IPO price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. However, if the amounts payable as an oversight fee for such quarter exceed the amount of the cost of the Company's assets multiplied by 0.1875% for such quarter (an excess oversight fee), no Class B Units shall be issued for such quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for such quarter for purposes of determining the amount of restricted Class B Units issuable for that quarter. In addition, the sum of the cost of the Company's assets multiplied by 0.1875% for a calendar year plus the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. The Advisor will be entitled to receive distributions on the vested and unvested Class B units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company's common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable. The restricted Class B Units shall not be convertible into unrestricted Class B Units until such time as the adjusted market value of the OP's assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors and only at such time as the capital account associated with a restricted Class B Unit equals the capital account of an

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 6 — Related Party Transactions and Arrangements  – (continued)

unrestricted Class B Unit. As of September 30, 2013, the Company's board of directors approved the issuance of 618 Class B Units to the Advisor in connection with this arrangement.

Unless the Company contracts with a third party, the Company will pay the Property Manager a property management fee of 1.5% of gross revenues from the Company's stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively. The Company will also reimburse the affiliate for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.

Effective June 1, 2013, the Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. Strategic advisory fees are amortized over approximately 32 months, the estimated remaining term of the IPO and are included in general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss.

The following table details amounts incurred, forgiven and payable in connection with the Company's operations-related services described above as of and for the periods presented:

(In thousands)	Three Months Ended September 30, 2013		Nine Months Ended September 30, 2013		Payable as of
	Incurred	Forgiven	Incurred	Forgiven	September 30, 2013	December 31, 2012
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$457	$—	$541	$—	$—	$—
Financing coordination fees	—	—	—	—	—	—
Other expense reimbursements	—	—	—	—	—	—
Ongoing fees:
Property management and leasing fees	—	9	—	9	—	—
Strategic advisory fees	152	—	180	—	180	—
Distributions on Class B Units	—	—	—	—	—	—
Total related party operation fees and reimbursements	$609	$9	$721	$9	$180	$—

The Company reimburses the Advisor's costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company's operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company reimburses the Advisor for personnel costs in connection with other services during the operational stage; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. No reimbursement was incurred from the Advisor for providing services during the three and nine months ended September 30, 2013.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 6 — Related Party Transactions and Arrangements  – (continued)

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that are forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company's working capital, the Advisor may elect to absorb a portion of the Company's property operating and general and administrative costs, which the Company will not repay. The following table details property operating and general and administrative expenses absorbed by the Advisor during the three and nine months ended September 30, 2013. These costs are presented net in the accompanying consolidated statements of operations and comprehensive loss.

(In thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Property operating expenses absorbed	$—	$—
General and administrative expenses absorbed	302	479
Total expenses absorbed(1)	$302	$479

(1)	The Company had a receivable from affiliates of $0.5 million as of September 30, 2013 related to absorbed general and administrative expenses. As of December 31, 2012, there was no such receivable.

Fees Paid in Connection with the Liquidation or Listing of the Company's Real Estate Assets

The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the Company's total return to stockholders, payable annually in arrears, such that for any year in which the Company's total return on stockholders' capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders' capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three and nine months ended September 30, 2013.

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 4.5% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services are provided in connection with the sale. No such fees were incurred during the three and nine months ended September 30, 2013.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company's investors have received a 6.0% cumulative non-compounded return on their capital contributions. No such fees were incurred during the three and nine months ended September 30, 2013.

If the common stock of the Company is listed on a national exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 6 — Related Party Transactions and Arrangements  – (continued)

Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated incentive listing fee unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred during the three and nine months ended September 30, 2013. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15% of the amount by which the sum of the Company's market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 7 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 8 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company's board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder's meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company's directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company's outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 3.4 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 8 — Share-Based Compensation  – (continued)

the underlying restricted shares. As of September 30, 2013, there were 3,999 unvested restricted shares issued to independent directors under the RSP at $22.50 per share. There were no such restricted shares outstanding as of December 31, 2012. The fair value of the restricted shares is being expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $4,000 and $11,000 during the three and nine months ended September 30, 2013, respectively, and is recorded as general and administrative expense in the accompanying statements of operations.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors at the respective director's election. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the three and nine months ended September 30, 2013.

Note 9 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and nine months ended September 30, 2013:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Net loss (in thousands)	$(399)	$(562)
Basic and diluted weighted average shares outstanding	2,559,022	991,948
Basic and diluted net loss per share	$(0.16)	$(0.57)

The Company had the following common share equivalents as of September 30, 2013, which were excluded from the calculation of diluted loss per share attributable to stockholders as the effect would have been antidilutive:

September 30, 2013
Unvested restricted stock	3,999
Class B units	618
Total common share equivalents	4,617

Note 10 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Sales of Common Stock

As of October 31, 2013, the Company had 5.0 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP from total gross proceeds from the IPO and the DRIP of $122.7 million. As of October 31, 2013, the aggregate value of all share issuances was $123.7 million based on a per share value of $25.00 (or $23.75 per share for shares issued under the DRIP).

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 10 — Subsequent Events  – (continued)

Total capital raised to date, including shares issued under the DRIP, is as follows:

Source of Capital (in thousands)	Inception to September 30, 2013	October 1, 2013 to October 31, 2013	Total
Common stock	$93,242	$29,478	$122,720

Acquisitions

The following table presents certain information about the properties that the Company acquired from October 1, 2013 to October 31, 2013:

	Number of Properties	Rentable Square Feet	Base Purchase Price(1)
			(In thousands)
Portfolio, September 30, 2013	6	112,672	$41,925
Acquisitions	1	21,603	4,300
Portfolio, October 31, 2013	7	134,275	$46,225

(1)	Contract purchase price, excluding acquisition related costs.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of American Realty Capital Healthcare Trust II, Inc. and the notes thereto. As used herein, the terms the “Company,” “we,” “our” and “us” refer to American Realty Capital Healthcare Trust II, Inc., a Maryland corporation, including, as required by context, American Realty Capital Healthcare Trust II Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and its subsidiaries. The Company is externally managed by American Realty Capital Healthcare II Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and the Advisor has limited experience operating a public company. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) and other American Realty Capital affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	Within six months following our acquisition of $2.0 billion in total portfolio assets, the purchase price and repurchase price for our shares will be based on our net asset value (“NAV”) rather than a public trading market. Our published NAV may not accurately reflect the value of our assets. No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiquid.
•	We focus on acquiring a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.
•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.
•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•	Our initial public offering of common stock (the “IPO”), which commenced on February 14, 2013, is a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative.
•	If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets, which may cause the value of an investment in us to vary more widely with the performance of specific assets.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	We are obligated to pay substantial fees to our Advisor and its affiliates.
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions.
•	Organizational documents permit us to pay distributions from unlimited amounts of any source. Until substantially all of the proceeds from our IPO are invested, we may use proceeds from our IPO and financings to fund distributions until we have sufficient cash flow. There are not established limits on the amount of net proceeds and borrowings that we may use to fund distribution payments.
•	Any distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, as such, we may be forced to borrow at higher rates or depend on our Advisor to waive reimbursement of certain expenses and fees to fund our operations.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	We may fail to qualify, or continue to qualify, to be treated as a real estate investment trust (“REIT”) for United States federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce our NAV and cash available for distributions.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act of 1940, as amended.
•	As of September 30, 2013, we only own six properties and therefore, have limited diversification.

Overview

We were incorporated on October 15, 2012 as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. On February 14, 2013, we commenced our IPO on a “reasonable best efforts” basis of up to $1.7 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-184677) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 14.7 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

On April 12, 2013, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in shares, broke general escrow and issued shares of common stock to initial investors who were admitted as stockholders. As of September 30, 2013, we had 3.8 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the IPO and the DRIP of $93.2 million. As of September 30, 2013, the aggregate value of all share issuances and subscriptions of common stock outstanding was $94.0 million based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP). Until a date within six months following our acquisition of at least $2.0 billion in total portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. Within six months following our acquisition of at least $2.0 billion in total portfolio assets, the per share purchase price will vary quarterly and will be equal to the NAV per share, as determined by the Advisor, plus applicable commissions and fees and the per share purchase price in the DRIP will be equal to the NAV per share. We reserve the right to reallocate shares we are offering between the IPO and the DRIP.

We were formed to acquire a diversified portfolio of real estate properties, focusing primarily on building a portfolio of healthcare-related assets, including medical office buildings, senior housing and other healthcare-related facilities. All such properties may be acquired and operated by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced real estate operations in May 2013. As of September 30, 2013, the Company owned six properties consisting of 112,672 rentable square feet, which were 100.0% leased, with a remaining lease term of 10.2 years.

Substantially all of our business is conducted through the OP. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP units”). American Realty Capital Healthcare II Special Limited Partnership, LLC (the “Special Limited Partner”), a wholly owned entity of American Realty Capital VII, LLC (the “Sponsor”), expects to contribute $2,020 to the OP in exchange for 90 OP units, which will represent a nominal percentage of the aggregate OP ownership. A holder of OP units has the right to convert OP units for the cash value of a corresponding number of shares of the Company's common stock or, at the option of the OP, a corresponding number of shares of the Company's common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

We have no employees. The Advisor is our affiliated external advisor, which we have retained to manage our affairs on a day-to-day basis. We have retained American Realty Capital Healthcare II Properties, LLC (the “Property Manager”) to serve as our property manager. The Dealer Manager serves as the dealer manager of the IPO. The Advisor and the Property Manager are wholly owned entities of, and the Dealer Manager is under common ownership with, the Sponsor, as a result of which, they are related parties, and each of which will receive compensation, fees and expense reimbursements for services related to the IPO and the investment and management of our assets. The Advisor, Property Manager and Dealer Manager will receive fees during our offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our IPO exceed 2.0% of gross offering proceeds in the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our rental income is primarily related to rent received from tenants, which are recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When we acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation. We defer the revenue related to lease payments received from tenants in advance of their due dates. Cost recoveries from tenants are included in operating expense reimbursement in the period the related costs are incurred, as applicable.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;
•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;
•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;
•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above-and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from 3 to 13 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued new accounting guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. We do not expect the adoption of this guidance to have a material impact on our consolidated financial position, results of operations or cash flows.

Properties

The Company acquires and operates healthcare-related properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company's portfolio of real estate properties is comprised of the following properties as of September 30, 2013:

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term(1)	Base Purchase Price(2)
						(In thousands)
Fresenius Dialysis Center	May 2013	1	5,564	100.0%	9.4	$1,920
Adena Health Center	Jun. 2013	1	24,924	100.0%	10.4	5,446
Ouachita Community Hospital	Jul. 2013	1	17,830	100.0%	10.4	6,834
CareMeridian	Aug. 2013	1	27,630	100.0%	13.8	11,275
Oak Lawn Medical Center	Aug. 2013	1	26,324	100.0%	4.4	10,300
Surgery Center of Temple	Aug. 2013	1	10,400	100.0%	13.4	6,150
		6	112,672	100.0%	10.2	$41,925

(1)	Remaining lease term in years as of September 30, 2013, calculated on a weighted-average basis, as applicable.
(2)	Contract purchase price, excluding acquisition related costs.

Results of Operations

We were incorporated on October 15, 2012. We purchased our first property and commenced our real estate operations in May 2013.

Rental Income

Rental income for the three and nine months ended September 30, 2013 was $0.6 million. As of September 30, 2013, we owned six properties, which were 100.0% leased with annualized rental income on a straight line basis of $3.6 million and a weighted average remaining lease term of 10.2 years.

Operating Expense Reimbursements and Property Operating Expense

Operating expense reimbursements and property operating expense were $0.1 million for the three and nine months ended September 30, 2013. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of property operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expenses of $0.5 million and $0.7 million for the three and nine months ended September 30, 2013, respectively, related to our acquisition of four and six properties with an aggregate purchase price of $34.6 million and $41.9 million, respectively.

General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2013 of $49,000 and $0.1 million, respectively, primarily included board member compensation, insurance expense, professional fees and state income tax expense. General and administrative expense also reflects absorbed costs of $0.3 million and $0.5 million by our Advisor during the three and nine months ended September 30, 2013, respectively.

Depreciation and Amortization Expenses

Depreciation and amortization expenses of $0.4 million for the three and nine months ended September 30, 2013, related to our acquisition of four and six properties with an aggregate purchase price of $34.6 million and $41.9 million, respectively. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives.

Cash Flows for the Nine Months Ended September 30, 2013

During the nine months ended September 30, 2013, net cash used in operating activities was $0.2 million. The level of cash flows used in or provided by operating activities is affected by the volume of acquisition activity and the receipt of scheduled rent payments. Cash flows used in operating activities during the nine months ended September 30, 2013 includes $0.7 million of acquisition and transaction costs. Cash outflows included a net loss adjusted for non-cash items of $0.2 million (net loss of $0.6 million adjusted for non-cash items including depreciation and amortization of tangible and intangible real estate assets and share based compensation of $0.4 million) and an increase in prepaid expenses of $0.4 million primarily related to real estate taxes, insurance, rent receivable and unbilled rent receivables recorded in accordance with accounting for rental income on a straight-line basis. These cash outflows were partially offset by cash inflows that consisted of an increase in accounts payable and accrued expenses of $0.3 million related to accrued real estate taxes and accrued professional fees, and deferred rent of $0.1 million.

The net cash used in investing activities during the nine months ended September 30, 2013 of $42.0 million related to the acquisition of six properties with an aggregate purchase price of $41.9 million. Net cash used in investing activities also includes a deposit on an acquisition of $0.2 million, which closed in October 2013.

Net cash provided by financing activities of $80.1 million during the nine months ended September 30, 2013 related to proceeds, net of receivables, from the issuance of common stock of $91.9 million, partially offset by and net advances from affiliates of $0.4 million, payments related to offering costs of $11.0 million and $0.4 million in distributions paid to stockholders.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to $1.7 billion in shares of our common stock, $0.01 par value per share, until the first quarter following our acquisition of at least $2.0 billion in total portfolio assets, at $25.00 per share (including the maximum allowed to be charged for commissions and fees). We are also offering up to 14.7 million shares of our common stock to be issued pursuant to our DRIP under which our stockholders may elect to have distributions reinvested in additional shares. Following the quarter after the quarter in which we have acquired at least $2.0 billion in total portfolio assets, the per share purchase price in the IPO will vary quarterly and will be equal to the NAV per share, as determined by the Advisor, plus applicable commissions and fees and the per share purchase price in the DRIP will be equal to the NAV per share.

On April 12, 2013, we received and accepted aggregate subscriptions in excess of the minimum offering amount of $2.0 million, broke general escrow and issued shares of common stock to our initial investors who were admitted as stockholders. We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. We acquired our first property and commenced real estate operations in May 2013. As of September 30, 2013, we owned six properties with an aggregate purchase price of $41.9 million. As of September 30, 2013, we had 3.8 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total gross proceeds from the IPO and the DRIP of $93.2 million.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our IPO. We intend to acquire our assets with cash and mortgage or other debt proceeds, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future, proceeds from the sale of common stock and proceeds from secured mortgage financings. Management expects that in the future, as our portfolio matures, our properties will cover operating expenses and the payment of our monthly distributions. Other potential future sources of capital include proceeds from secured and unsecured financings from banks or other lenders, proceeds from public and private offerings, proceeds from the sale of properties and undistributed funds from operations.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts, (the “NASAA REIT Guidelines”)) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of our IPO and once we have invested substantially all the proceeds of our IPO), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. As of September 30, 2013, we had not obtained any debt financing.

We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our Advisor will consider various factors in determining the amount of liquid assets we should maintain, including, but not limited to, our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. The board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. As of September 30, 2013, no shares of common stock have been repurchased or requested to be repurchased.

As of September 30, 2013, we had cash of $37.9 million. We expect cash flows from operations and the sale of common stock to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under accounting principals generally accepted in the United States (“GAAP”).

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our IPO (the “Prospectus”), our board of directors, in consultation with our management, may determine that it is in our best interest to begin the process of engaging advisors to consider alternatives with respect to a liquidity event (i.e., listing of our common stock on a national stock exchange, a merger or sale or another similar transaction) at such time during its offering stage that it can reasonably determine that all of the securities being offered in our IPO will be sold within a reasonable period (i.e. three to six months). Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (“Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from the disposition of assets as items which are unrealized and may not ultimately be realized, or which are otherwise not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. As disclosed elsewhere in the Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. There may be inadequate proceeds from the sale of shares in our IPO to pay and reimburse, as applicable, the Advisor for acquisition fees and expenses, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as our IPO (unless and until we calculate NAV prior to the close of our IPO) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the periods indicated. We did not have FFO or MFFO prior to the quarter ended June 30, 2013, because we did not purchase our first property and commence real estate operations until May 2013.

	Three Months Ended		Six Months Ended September 30, 2013
(In thousands)	June 30, 2013	September 30, 2013
Net loss (in accordance with GAAP)	$(116)	$(399)	$(515)
Depreciation and amortization	16	381	397
FFO	(100)	(18)	(118)
Acquisition fees and expenses(1)	118	533	651
Amortization of above or accretion of below market leases and liabilities, net(2)	—	3	3
Straight-line rent(3)	(1)	(38)	(39)
MFFO	$17	$480	$497

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management's analysis of operating performance.

Distributions

On April 9, 2013, our board of directors authorized, and we declared, a distribution rate, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.0046575343 per day based on a price of $25.00 per share of common stock. Distributions began to accrue on May 24, 2013, 15 days following our initial property acquisition. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the six months ended September 30, 2013, distributions paid to common stockholders totaled $0.8 million, inclusive of $0.4 million of distributions issued under the DRIP. Distributions began to accrue on May 24, 2013, 15 days following our initial property acquisition. During the six months ended September 30, 2013, cash used to pay distributions was generated from proceeds from the issuance of common stock and common stock issued under the DRIP.

The following table shows the sources for the payment of distributions to common stockholders for the period indicated:

	Three Months Ended				Six Months Ended September 30, 2013
	June 30, 2013		September 30, 2013
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$7		$370		$377
Distributions reinvested	9		376		385
Total distributions	$16		$746		$762
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—%	$—	—%	$—	—%
Proceeds from issuance of common stock	7	43.7%	370	49.6%	377	49.5%
Common stock issued under the DRIP/offering proceeds	9	56.3%	376	50.4%	385	50.5%
Proceeds from financings	—	—%	—	—%	—	—%
Total source of distribution coverage	$16	100.0%	$746	100.0%	$762	100.0%
Cash flows used in operations (GAAP basis)(1)	$(32)		$(144)		$(176)
Net loss (in accordance with GAAP)	$(116)		$(399)		$(515)

(1)	Cash flows used in operations for the three months ended June 30, 2013 and the three and nine months ended September 30, 2013 reflect acquisition and transaction related expenses of $0.1 million, $0.5 million and $0.7 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 15, 2012 (date of inception) through September 30, 2013:

(In thousands)	For the Period from October 15, 2012 (date of inception) to September 30, 2013
Distributions paid:
Common stockholders in cash	$377
Common stockholders pursuant to DRIP/offering proceeds	385
Total distributions paid	$762
Reconciliation of net loss:
Revenues	$679
Acquisition and transaction related	(651)
Depreciation and amortization	(397)
Other operating expenses	(208)
Net loss (in accordance with GAAP)(1)	$(577)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Election as a REIT

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2013. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we qualify, and continue to qualify, for taxation as a REIT, we generally will not be subject to federal corporate income tax so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and properties as well as federal income and excise taxes on our undistributed income.

Inflation

We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid or may in the future pay certain fees or reimbursements to our Advisor, its affiliates and entities under common ownership with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 6 — Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. As of September 30, 2013, we do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps and collars in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and we do not expect to be exposed to foreign currency fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2013 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

As of the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

Our potential risks and uncertainties are presented in the section entitled “Risk Factors,” contained in the prospectus as supplemented and included in our Registration Statement (File No. 333-184677), as amended from time to time. The following additional risk factors should be considered regarding our potential risks and uncertainties:

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows used in operations were $0.2 million for the nine months ended September 30, 2013. During the nine months ended September 30, 2013, we paid distributions of $0.8 million, of which $0.4 million, or 49.5%, was funded from proceeds from the issuance of common stock and $0.4 million, or 50.5%, was funded from proceeds from common stock issued under the DRIP. During the nine months ended September 30, 2013 cash flow from operations included an increase in accounts payable and accrued expenses of $0.3 million, as reflected on the statement of cash flows. Accordingly, if these accounts payable and accrued expenses had been paid during the nine months ended September 30, 2013, there would have been $0.3 million less in cash flow from operations available to pay distributions. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. If we are unable to acquire additional properties or other real estate-related investments, it may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

We rely significantly on five major tenants (including, for this purpose, all affiliates of such tenants) and therefore, are subject to tenant credit concentrations that make us more susceptible to adverse events with respect to those tenants.

As of September 30, 2013, the following five major tenants had annualized rental income on a straight-line basis, which represented 5% or more of our total annualized rental income on a straight-line basis including for this purpose, all affiliates of such tenants):

Tenant	Percentage of Straight-Line Rental Income
Adena Health System	11.9%
Advocate Health and Hospitals Corporation	12.0%
HH/Killeen Health System, LLC	14.1%
IASIS Healthcare, LLC	16.9%
National Mentor Holdings, Inc.	27.4%

Therefore, the financial failure of either tenant is likely to have a material adverse effect on our results of operations and our financial condition. In addition, the value of our investment is driven by the credit quality of the underlying tenant, and an adverse change in either tenant's financial condition or a decline in the credit rating of such tenant may result in a decline in the value of our investments and have a material adverse effect on our results from operations.

Our property portfolio has a high concentration of properties in five states. Our properties may be adversely affected by economic cycles and risks inherent to those states.

As of September 30, 2013, the following states had concentrations of annualized rental income on a straight-line basis in excess of 5% from our property portfolio:

State	September 30, 2013
Colorado	27.4%
Illinois	25.3%
Louisiana	16.9%
Ohio	11.9%
Texas	14.1%

Any adverse situation that disproportionately affects the states listed above may have a magnified adverse effect on our portfolio. Real estate markets are subject to economic downturns, as they have been in the past, and we cannot predict how economic conditions will impact this market in both the short and long term. Declines in the economy or a decline in the real estate market in these states could hurt our financial performance and the value of our properties. Factors that may negatively affect economic conditions in these states include:

•	business layoffs or downsizing;
•	industry slowdowns;
•	relocations of businesses;
•	changing demographics;
•	increased telecommuting and use of alternative work places;
•	infrastructure quality;
•	any oversupply of, or reduced demand for, real estate;
•	concessions or reduced rental rates under new leases for properties where tenants defaulted; and
•	increased insurance premiums.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.

We did not sell any equity securities that were not registered under the Securities Act of 1933, as amended, during the nine months ended September 30, 2013.

On February 14, 2013 we commenced our IPO on a “reasonable best efforts” basis of up to a maximum of $1.7 billion of common stock, consisting of up to 68.0 million shares, pursuant to the Registration Statement on Form S-11 (File No. 333-184677) (the “Registration Statement”) initially filed on October 31, 2012 with the SEC under the Securities Act of 1933, as amended. The Registration Statement, which was declared effective by the SEC on February 14, 2013, also covers 14.7 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock. As of September 30, 2013, we have issued 3.8 million shares of our common stock, including unvested restricted shares and shares issued pursuant to the DRIP, and received $93.2 million of offering proceeds, including proceeds from shares issued pursuant to the DRIP. On April 12, 2013, we received and accepted aggregate subscriptions in excess of the minimum of $2.0 million, broke general escrow and issued shares of common stock to our initial investors who were admitted as stockholders.

The following table reflects the offering costs associated with the issuance of common stock:

(In thousands)	Nine Months Ended September 30, 2013
Selling commissions and dealer manager fees	$8,692
Other offering costs	3,084
Total offering costs	$11,776

The Dealer Manager may reallow the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and reallowed related to the sale of shares of common stock:

(In thousands)	Nine Months Ended September 30, 2013
Total commissions paid to the Dealer Manager	$8,692
Less:
Commissions to participating brokers	(5,918)
Reallowance to participating broker dealers	(683)
Net to the Dealer Manager	$2,091

As of September 30, 2013, we have incurred $11.8 million of cumulative offering costs in connection with the issuance and distribution of our registered securities. As of September 30, 2013, cumulative offering costs included $1.3 million of offering costs reimbursements incurred from the Advisor and Dealer Manager. The Advisor elected to cap cumulative offering costs incurred by us, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. Cumulative offering costs, net of unpaid amounts, were less than the 15% threshold as of September 30, 2013. Cumulative offering proceeds from the sale of common stock exceeded cumulative offering costs by $81.4 million at September 30, 2013.

We expect to use substantially all of the net proceeds from our IPO to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominantly on medical office buildings and healthcare-related facilities. We may also originate or acquire first mortgage loans secured by real estate. As of September 30, 2013, we have used the net proceeds from our IPO to purchase six properties with an aggregate purchase price of $41.9 million.

We did not repurchase any of our securities during the nine months ended September 30, 2013.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

By:	/s/ Thomas P. D'Arcy Thomas P. D'Arcy Chief Executive Officer (Principal Executive Officer)
By:	/s/ Brian S. Block Brian S. Block Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: November 12, 2013

EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
10.15*	Agreement for Purchase and Sale of Real Property, dated as of July 15, 2013, between American Realty Capital V, LLC and OLMC Partners, LLC
10.16*	Letter Agreement No. 1, dated as of July 18, 2013, between American Realty Capital V, LLC and OLMC Partners, LLC
10.17*	Letter Agreement No. 2, dated as of August 14, 2013, between American Realty Capital V, LLC and OLMC Partners, LLC
10.18*	Letter Agreement No. 3, dated as of August 16, 2013, between American Realty Capital V, LLC and OLMC Partners, LLC
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Healthcare Trust II, Inc.'s Quarterly Report on Form 10-Q for the three months ended September 30, 2013, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

*	Filed herewith